                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              GENZYME CORPORATION,

                           SEAGULL MERGER CORPORATION,

                                       AND

                                 BIOMATRIX, INC.




                         -------------------------------

                            DATED AS OF MARCH 6, 2000

                         -------------------------------

                                TABLE OF CONTENTS


                                                                                  Page
                                                                                  ----
ARTICLE I - THE MERGER.............................................................  2

    1.1   The Merger...............................................................  2
    1.2   Closing..................................................................  3
    1.3   Effective Time...........................................................  3
    1.4   Articles of Organization and By-Laws.....................................  3
    1.5   Directors and Officers...................................................  3

ARTICLE II - CONVERSION OF SECURITIES..............................................  3

    2.1   Conversion of Common Stock...............................................  3
    2.2   Seller Common Stock Elections............................................  5
    2.3   Proration of Cash Election Price.........................................  6
    2.4   Anti-Dilution............................................................  8
    2.5   Stock Option Plans.......................................................  8
    2.6   Biomatrix Convertible Note............................................... 10
    2.7   Dissenting Shares........................................................ 10
    2.8   Exchange of Certificates................................................. 11
    2.9   No Transfers............................................................. 11
    2.10  No Liability............................................................. 11
    2.11  Lost Certificates........................................................ 12
    2.12  Withholding Rights....................................................... 12
    2.13  Distributions with Respect to Unexchanged Shares......................... 12
    2.14  Further Assurances....................................................... 12

ARTICLE III - CERTAIN RELATED TRANSACTIONS......................................... 13

    3.1   Funding of Cash Merger Consideration..................................... 13
    3.2   Reorganization........................................................... 13


ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BIOMATRIX........................... 14

    4.1   Incorporation; Authority................................................. 14
    4.2   Authorization and Enforceability......................................... 14


                                      ii


    4.3   Capitalization........................................................... 15
    4.4   Biomatrix Subsidiaries................................................... 16
    4.5   SEC Filings; Financial Statements........................................ 17
    4.6   Absence of Undisclosed Liabilities....................................... 18
    4.7   Absence of Certain Events................................................ 18
    4.8   Contracts and Other Agreements........................................... 18
    4.9   Compliance with Laws..................................................... 19
    4.10  Legal Proceedings........................................................ 21
    4.11  Intellectual Property.................................................... 21
    4.12  Insurance................................................................ 22
    4.13  Commercial Relationships................................................. 22
    4.14  Tax Matters.............................................................. 23
    4.15  Employee Benefit Plans................................................... 24
    4.16  Employee Relations....................................................... 26
    4.17  Environmental Matters.................................................... 27
    4.18  No Breach................................................................ 28
    4.19  Board Approval........................................................... 28
    4.20  Anti-Takeover Laws....................................................... 29
    4.21  Opinion of Biomatrix's Financial Advisor................................. 29
    4.22  Brokerage................................................................ 29
    4.23  Investment Company Act................................................... 29
    4.24  Proxy Statement and Registration Statement............................... 29
    4.25  Year 2000 Matters........................................................ 30

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF GENZYME.............................. 30

    5.1   Incorporation; Authority................................................. 30
    5.2   Authorization and Enforceability......................................... 31
    5.3   Capitalization........................................................... 32
    5.4   SEC Filings; Financial Statements........................................ 33
    5.5   Absence of Undisclosed Genzyme Liabilities............................... 34
    5.6   Absence of Certain Events................................................ 35
    5.7   Contracts and Other Agreements........................................... 35
    5.8   Compliance with Laws..................................................... 36
    5.9   Legal Proceedings........................................................ 37
    5.10  No Breach................................................................ 37
    5.11  Intellectual Property.................................................... 38
    5.12  Insurance................................................................ 39
    5.13  Employee Benefit Plans................................................... 39
    5.14  Employee Relations....................................................... 40
    5.15  Environmental Matters.................................................... 41
    5.16  Board Approval........................................................... 41


                                     iii


    5.17  Brokerage................................................................ 42
    5.18  Year 2000 Matters........................................................ 42
    5.19  Proxy Statement and Registration Statement............................... 42
    5.20  Available Funds.......................................................... 42

ARTICLE VI - COVENANTS AND AGREEMENTS.............................................. 43

    6.1   Biomatrix Conduct of Business............................................ 43
    6.2   Genzyme Conduct of Business.............................................. 46
    6.3   Tax-Free Reorganization Treatment........................................ 49
    6.4   Corporate Examinations and Investigations................................ 49
    6.5   Expenses................................................................. 50
    6.6   Third-Party Consents..................................................... 50
    6.7   Further Assurances....................................................... 50
    6.8   Preparation of Disclosure Documents...................................... 51
    6.9   Public Announcements..................................................... 52
    6.10  Nasdaq Matters........................................................... 53
    6.11  No Solicitation.......................................................... 53
    6.12  Regulatory Filings....................................................... 54
    6.13  Notification of Certain Matters.......................................... 55
    6.14  Registration of Option Shares............................................ 55
    6.15  Employee Matters......................................................... 55
    6.16  Indemnification.......................................................... 56
    6.17  Agreement of Affiliates.................................................. 57

ARTICLE VII - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY TO
CONSUMMATE THE MERGER.............................................................. 57

    7.1   Stockholder Approval..................................................... 57
    7.2   Registration Statement................................................... 57
    7.3   Absence of Order......................................................... 57
    7.4   Regulatory Approvals..................................................... 58
    7.5   HSR Act.................................................................. 58
    7.6   Nasdaq................................................................... 58

ARTICLE VIII - CONDITIONS PRECEDENT TO THE OBLIGATION OF GENZYME AND MERGER SUB
TO CONSUMMATE THE MERGER........................................................... 58

    8.1   Representations, Warranties and Covenants................................ 58
    8.2   Delaware Certificates.................................................... 58
    8.3   Secretary's Certificates................................................. 58


                                      iv


    8.4   Tax Opinion.............................................................. 59
    8.5   Merger Filings........................................................... 59

ARTICLE IX - CONDITIONS PRECEDENT TO THE OBLIGATION OF BIOMATRIX TO CONSUMMATE
THE MERGER......................................................................... 59

    9.1   Representations, Warranties and Covenants................................ 59
    9.2   Massachusetts Certificates............................................... 60
    9.3   Clerk's Certificates..................................................... 60
    9.4   Tax Opinion.............................................................. 60
    9.5   Reorganization........................................................... 60
    9.6   Merger Filings........................................................... 60

ARTICLE X - TERMINATION, AMENDMENT AND WAIVER...................................... 61

    10.1  Termination.............................................................. 61
    10.2  Effect of Termination.................................................... 63
    10.3  Termination Fee By Biomatrix............................................. 63
    10.4  Termination Fee By Genzyme............................................... 64
    10.5  Amendment................................................................ 68
    10.6  Waiver................................................................... 68

ARTICLE XI - MISCELLANEOUS......................................................... 68

    11.1  No Survival.............................................................. 68
    11.2  Notices.................................................................. 68
    11.3  Entire Agreement......................................................... 69
    11.4  Governing Law............................................................ 70
    11.5  Binding Effect; No Assignment; No Third-Party Beneficiaries.............. 70
    11.6  Section Headings, Construction........................................... 70
    11.7  Counterparts............................................................. 70
    11.8  Severability............................................................. 70
    11.9  Submission to Jurisdiction; Waiver....................................... 71
    11.10 Waiver of Jury Trial..................................................... 71
    11.11 Enforcement.............................................................. 71
    11.12 Rules of Construction.................................................... 72

                                    EXHIBITS


         A-1      Revised Divisional Policies

         A-2      Terms of GBS Division Common Stock

         B        Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "AGREEMENT"), dated as of March 6, 2000, is by and among Genzyme Corporation ("GENZYME"), a Massachusetts corporation, Seagull Merger Corporation, a Massachusetts corporation and a wholly owned subsidiary of Genzyme ("MERGER SUB"), and Biomatrix, Inc. ("BIOMATRIX"), a Delaware corporation.

         WHEREAS, the Boards of Directors of Genzyme and Biomatrix deem it advisable and in the best interests of each corporation and its respective stockholders that Genzyme and Biomatrix combine as described below in order to advance the long-term business interests of Genzyme and Biomatrix;

         WHEREAS, Genzyme through its Genzyme Surgical Products Division (the "GSP DIVISION") engages in the business of developing, manufacturing and marketing surgical products for cardiovascular surgery and general surgery, and Genzyme has issued shares of its Genzyme Surgical Products Division Common Stock, $.01 par value per share (the "GSP DIVISION COMMON STOCK") to reflect the value and track the performance of the GSP Division and, with respect to each such share, a certain number of GSP Stock Purchase Rights issued pursuant to the Amended and Restated Renewed Rights Agreement associated therewith (the "GENZYME RIGHTS PLAN", with the GSP Stock Purchase Rights associated therewith referred to collectively as the "GSP STOCK PURCHASE RIGHTS");

         WHEREAS, Genzyme through its Genzyme Tissue Repair Division (the "GTR DIVISION") engages in the business of developing and marketing biological products for orthopedic injuries, such as cartilage repair, and severe burns, and Genzyme has issued shares of its Genzyme Tissue Repair Common Stock (the "GTR DIVISION COMMON STOCK") to reflect the value and track the performance of the GTR Division and, with respect to each such share, a certain number of GTR Stock Purchase Rights issued pursuant to the Genzyme Rights Plan), with the GTR Stock Purchase Rights associated therewith referred to collectively as the "GTR STOCK PURCHASE RIGHTS");

         WHEREAS, Genzyme and Biomatrix would like to combine the business of Biomatrix with the businesses of the GSP Division and the GTR Division into a new division, currently referred to as the "Genzyme BioSurgery Division" (the "GBS DIVISION");

         WHEREAS, in connection with the formation of the GBS Division Genzyme will authorize a new series of common stock to be known as "Genzyme BioSurgery Division Common Stock" ("GBS DIVISION COMMON

STOCK") to reflect the value and track the performance of the GBS Division, and with respect to each such share, a certain number of GBS Stock Purchase Rights issued pursuant to the Genzyme Rights Plan, as amended to reflect the creation and issuance of the GBS Division Common Stock.

         WHEREAS, the combination of Genzyme and Biomatrix shall be effected by the terms of this Agreement through a merger of Biomatrix with and into Merger Sub, as a result of which Biomatrix stockholders will have the right to receive cash and GBS Division Common Stock (the "MERGER");

         WHEREAS, in connection with the Merger, Genzyme wishes to combine the GSP Division and the GTR Division with the GBS Division, and in connection with such combination, the shares of GSP Division Common Stock and GTR Division Common Stock will be exchanged for shares of GBS Division Common Stock.

         WHEREAS, as a condition to, and concurrently with, the execution of this Agreement, certain Biomatrix stockholders have executed and delivered to Genzyme stockholder voting agreements; and

         WHEREAS, as a condition to, and concurrently with, the execution of this Agreement, Genzyme and Biomatrix have entered into an option agreement (the "STOCK OPTION AGREEMENT"), dated the date hereof, granting Genzyme an option to purchase shares of Biomatrix Common Stock, par value $.0001 per share ("BIOMATRIX COMMON STOCK"); and

         WHEREAS, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE") for federal income tax purposes;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                             ARTICLE I - THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions herein, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Massachusetts Business Corporation Law ("MBCL"), Biomatrix shall be merged with and into Merger Sub. The Merger shall occur at the Effective Time (as defined herein). Following the Merger, Merger Sub shall continue as the surviving corporation (sometimes referred herein as the "SURVIVING CORPORATION") and Biomatrix shall cease to exist as a separate corporation.

         1.2 CLOSING. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m., Boston time, on a date to be specified by Genzyme and Biomatrix (the "CLOSING DATE"), which shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in Articles VII, VIII and IX (other than delivery of items to be delivered at the Closing), at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, unless another date, place or time is agreed to by Genzyme and Biomatrix.

         1.3 EFFECTIVE TIME. At the Closing, the parties shall cause a Certificate of Merger with respect to the Merger to be filed and recorded in accordance with the DGCL and Articles of Merger with respect to the Merger to be filed in accordance with the MBCL (collectively, the "MERGER FILINGS"), and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the applicable Merger Filing is duly filed with the Secretary of State of Delaware in accordance with the DGCL and the Massachusetts Secretary of State in accordance with the MBCL, or at such later time as is specified in the Merger Filings (the "EFFECTIVE TIME"). The Merger shall have the effects set forth in Sections 259, 260 and 261 of the DGCL and Sections 78-85 of the MBCL.

         1.4 ARTICLES OF ORGANIZATION AND BY-LAWS. The Articles of Organization and By-Laws of Merger Sub, in each case as and By-Laws in effect immediately prior to the Effective Time, shall be the Articles of Organization and By-Laws of the Surviving Corporation until thereafter changed as provided therein or by applicable law, except that the name of the Surviving Corporation shall be changed to "GENZYME BIOSURGERY CORPORATION" or such other name as Genzyme may designate.

         1.5 DIRECTORS AND OFFICERS. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case until the earlier of his or her resignation or removal or otherwise ceasing to be a director or officer, as the case may be, or until his or her respective successor is duly elected and qualified.

                      ARTICLE II - CONVERSION OF SECURITIES

         2.1   CONVERSION OF COMMON STOCK.

               (a) At the Effective Time, by virtue of the Merger and without any action on the part of Genzyme, Biomatrix or Merger Sub:

                    (i) Each share of Biomatrix Common Stock owned by Biomatrix or by any Biomatrix Subsidiary (as defined in Section 4.4(a)) shall be cancelled and extinguished and no payment shall be made with respect thereto.

                    (ii) Subject to payment of cash in lieu of fractional shares as provided in Section 2.1(b) and subject to Sections 2.2 - 2.14, each share of Biomatrix Common Stock outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 2.7) and shares held by Biomatrix or any Biomatrix Subsidiary), shall be cancelled and extinguished and automatically converted into the following (the "Merger Consideration"):

               (A) for each such share of Biomatrix Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost, pursuant to Sections 2.2 and 2.3 hereof (the "ELECTING SHARES"), the right to receive in cash from Genzyme an amount equal to $37.00 (the "CASH ELECTION PRICE"); or

               (B) for each such share of Biomatrix Common Stock (other than Electing Shares), the right to receive from Genzyme one (1) (the "CONVERSION NUMBER") share of GBS Division Common Stock, together with that number of GBS Stock Purchase Rights issued pursuant to the Genzyme Rights Plan.

                    (iii) Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue to be outstanding following, and shall be unaffected by, the Merger.

               (b) In lieu of the issuance of fractional shares of GBS Division Common Stock, cash adjustments will be paid (without interest) to the holders of Biomatrix Common Stock immediately prior to the Effective Time in respect of any fractional share of GBS Division Common Stock that would otherwise be issuable to them. The amount of such cash adjustments will be determined by multiplying each relevant holder's fractional interest by the reported last sale price on the Nasdaq National Market ("NASDAQ") for the GBS Division Common Stock on the trading day immediately preceding the Closing Date or, if the GBS Division Common Stock is not then traded on Nasdaq, the value of the GBS Division Common Stock on such day as determined in good faith by Genzyme.

         2.2 BIOMATRIX COMMON STOCK ELECTIONS. (a) Each person who, on or prior to the Election Date referred to in Section 2.2(b) hereof, is a record holder of shares of Biomatrix Common Stock will be entitled, with respect to all or any portion of his shares, to make an unconditional election (a "CASH ELECTION") on or prior to such Election Date to receive the Cash Election Price, on the basis hereinafter set forth.

               (b) Biomatrix shall prepare and mail a form of election (the "FORM OF ELECTION") with the Proxy Statement/Prospectus to the record holders of Biomatrix Common Stock as of the record date for the meeting of the stockholders of Biomatrix referred to in Section 6.8 hereof, which Form of Election shall be used by each record holder of shares of Biomatrix Common Stock who wishes to elect to receive the Cash Election Price for any or all shares of Biomatrix Common Stock held by such holder. Any such holder's election to receive the Cash Election Price shall have been properly made only if the Exchange Agent designated pursuant to Section 2.8 shall have received at its designated office, by 5:00 p.m., Boston time on the business date (the "ELECTION DATE") immediately preceding the date of the meeting of the stockholders of Biomatrix referred to in Section 6.8 hereof, a Form of Election properly completed and signed and accompanied by certificates for the shares of Biomatrix Common Stock to which such Form of Election relates duly endorsed in blank or otherwise in form acceptable for transfer on the books of Biomatrix.

               (c) Any Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., Boston time on the Election Date or (ii) after the date of the Biomatrix Stockholder Meeting (as defined in Section 6.8), if (and to the extent that) the Exchange Agent is legally required to permit revocations and the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Biomatrix and Genzyme that this Agreement has been terminated in accordance with Article X hereof. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the shares of Biomatrix Common Stock to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

               (d) Any determination of the Exchange Agent as to whether elections to receive the Cash Election Price have been properly made or revoked pursuant to this Section 2.2 with respect to shares of

         Biomatrix Common Stock and as to when elections and revocations were received by it shall be binding. If the Exchange Agent determines that any election to receive the Cash Election Price was not properly made with respect to shares of Biomatrix Common Stock, such shares shall be treated by the Exchange Agent as shares which were not Electing Shares at the Effective Time, and, subject to Section 2.3, such shares shall be exchanged in the Merger for shares of GBS Division Common Stock and GBS Purchase Rights pursuant to Section 2.1(a)(ii)(B). The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.3, and any such computation shall be conclusive and binding on the holders of shares of Biomatrix Common Stock. The Exchange Agent may, with the mutual agreement of Biomatrix and Genzyme, make such rules as are consistent with this Section 2.2 for the implementation of the elections provided for herein as shall be necessary or desirable to effect fully such elections.

         2.3. PRORATION OF CASH ELECTION PRICE. (a) Notwithstanding anything in this Agreement to the contrary (except as provided in Section 2.3(e)), the number of shares of Biomatrix Common Stock to be converted into the right to receive cash at the Effective Time (the "CASH ELECTION NUMBER") shall equal 28.38% of the number of shares of Biomatrix Common Stock outstanding immediately prior to the Effective Time (excluding for this purpose any shares of Biomatrix Common Stock to be canceled pursuant to Section 2.1(a)(i)), LESS the number of shares owned by Dissenting Holders with respect to which, at the Effective Time, demands for or rights of appraisal have not been withdrawn or lost.

               (b) If the number of Electing Shares exceeds the Cash Election Number, then such Electing Shares shall be converted into the right to receive cash and shares of GBS Division Common Stock and GBS Stock Purchase Rights in accordance with the terms of Section 2.1(a)(ii) in the following manner:

                    (i) a cash proration factor (the "CASH PRORATION FACTOR") shall be determined by dividing the Cash Election Number by the total number of Electing Shares;

                    (ii) the number of Electing Shares covered by each Cash
               Election to be converted into the right to receive the Cash Election Price shall be determined by multiplying the Cash Proration Factor by the total number of Electing Shares covered by such Cash Election; and

                    (iii) all Electing Shares, other than those shares converted into the right to receive the Cash Election Price in accordance with Section 2.3(b)(ii) hereof, shall be converted into the right to receive shares of GBS Division Common Stock and GBS Purchase Rights in accordance with the terms of Section 2.1(a)(ii)(B) as if such shares were not Electing Shares.

               (c) If the number of Electing Shares is less than the Cash Election Number, then such Electing Shares shall be converted into the right to receive the Cash Election Price and all shares of Biomatrix Common Stock other than Electing Shares ("NON-ELECTING SHARES") shall be converted into the right to receive cash and shares of GBS Division Common Stock and GBS Stock Purchase Rights in accordance with the terms of Section 2.1(a)(ii) in the following manner:

                    (i) another cash pro ration factor (the "SECOND CASH PRORATION FACTOR") shall be determined by dividing (i) an amount equal to the Cash Election Number less the total number of Electing Shares by (ii) the total number of Non-Electing Shares;

                    (ii) the number of Non-Electing Shares held by any holder that will also be treated as Electing Shares and converted into the right to receive cash in accordance with Section 2.1(a)(ii)(A) will be determined by multiplying the Second Cash Proration Factor by the total number of Non-Electing Shares held by such holder; and

                    (iii) all Non-Electing Shares, other than those shares
               converted into the right to receive the Cash Election Price in accordance with Section 2.3(c)(ii) hereof, shall be converted into the right to receive shares of GBS Division Common Stock and GBS Stock Purchase Rights in accordance with the terms of
               Section 2.1(a)(ii)(B).

               (d) If the number of Electing Shares is equal to the Cash Election Number, then all Electing Shares shall be converted into the right to receive the Cash Election Price in accordance with the terms of Section 2.1(a)(ii)(A), and all other shares of Biomatrix Common Stock other than Electing Shares (and subject to Section 2.7 hereof) shall be converted into the right to receive GBS Division Common Stock in accordance with Section 2.1(a)(ii)(B).

               (e) In the event that the GBS Division Common Stock (excluding fractional shares to be paid in cash pursuant to Section

         2.1(b)) to be issued in the Merger in exchange for shares of Biomatrix Common Stock, valued at the average of the high and low trading prices of the GBS Division Common Stock as reported on the Nasdaq for the Effective Date (or, if there is no such trading, as otherwise determined in good faith by Genzyme with the advice of tax counsel), minus the aggregate discount, if any, due to trading restrictions on the GBS Division Common Stock to be issued in the Merger (the "GENZYME COMMON STOCK VALUE") is less than 45% of the total Merger Consideration to be paid in exchange for the shares of Biomatrix Common Stock (including without limitation the amount of cash to be paid in lieu of fractional shares pursuant to Section 2.1(b) and the amount of cash paid for Dissenting Shares pursuant to
         Section 2.7 and any other payments required to be considered in determining whether the continuity of interest requirement applicable to reorganizations under Section 368 of the Code has been satisfied) (the "TOTAL CONSIDERATION"), then the number of Electing Shares shall be reduced, and the number of Non-Electing Shares shall be correspondingly increased, to the extent necessary to ensure that the GBS Division Common Stock Value is 45% of the Total Consideration.

         2.4 ANTI-DILUTION. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of GBS Division Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in Genzyme's capitalization, other than pursuant to this Agreement, as the case may be (a "RECAPITALIZATION"), then an appropriate and proportionate adjustment shall be made to the Conversion Number and the Cash Election Price so that each holder of Biomatrix Common Stock shall receive under Section 2.1(a)(ii) hereof the number of shares of GBS Division Common Stock (except for fractional shares) and associated GBS Stock Purchase Rights or the amount of cash that such holder would have held immediately following the Recapitalization if the Merger had occurred immediately prior to the Recapitalization or the record date therefor, as applicable.

         2.5.  STOCK OPTION PLANS.

               (a) As soon as practicable following the date of this Agreement, the Board of Directors of Biomatrix (or, if appropriate, any committee administering the Biomatrix Stock Option Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following:

                    (i) adjust the terms of all outstanding employee or director or consultant stock options to purchase shares of Biomatrix Common Stock granted under Biomatrix's 1994 Stock Option Plan or Biomatrix's Nonemployee Director Option Plan (the "BIOMATRIX STOCK OPTION PLANS"), with such options referred to as "BIOMATRIX STOCK OPTIONS"), to provide that, at the Effective Time of the Merger, each Biomatrix Stock Option outstanding immediately prior to the Effective Time of the Merger shall be assumed by Genzyme; each Biomatrix Option so assumed by Genzyme under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Biomatrix Stock Option Plan and option agreements issued thereunder immediately prior to the Effective Time (including, without limitation, any repurchase rights, but taking into account as if in effect prior to the Effective Time any modification of Biomatrix Options required of or permitted to Biomatrix pursuant to this Agreement), except that (x) each Biomatrix Option will be exercisable (or will become exercisable in accordance with its terms) for that number of shares of GBS Division Common Stock and associated GBS Stock Purchase Rights equal to the product of the number of shares of Biomatrix Common Stock that were issuable upon exercise of such Biomatrix Option immediately prior to the Effective Time multiplied by the Conversion Number, rounded down to the nearest whole number of shares of GBS Division Common Stock, and (y) the per share exercise price for the shares of GBS Division Common Stock issuable upon exercise of such assumed Biomatrix Option will be equal to the quotient determined by dividing the exercise price per share of Biomatrix Common Stock at which such Biomatrix Option was exercisable immediately prior to the Effective Time by the Conversion Number, rounded up to the nearest whole cent, PROVIDED, HOWEVER, that in the case of any option to which Section 422 of the Code applies ("STATUTORY STOCK OPTIONS"), Biomatrix shall use reasonable efforts to cause the option price, the number of shares purchasable to such option and the terms and conditions of exercise of such option to be determined in order to comply with
         Section 424(a) of the Code; and

                    (ii) except as provided herein or as otherwise agreed to by Biomatrix and Genzyme, the Biomatrix Stock Option Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Biomatrix or any subsidiary shall terminate as of the Effective Time of the Merger, and Biomatrix shall ensure that following the Effective Time of the Merger no holder of a Biomatrix Stock Option nor any participant in any Biomatrix Stock Option Plan shall have any right thereunder to acquire equity securities of Biomatrix or the Surviving Corporation; and

                    (iii) adjust the terms of the Biomatrix Stock Options to provide for accelerated vesting under certain circumstances as provided in Section 2.5 of the Biomatrix Disclosure Schedule.

               (b) Genzyme agrees to assume Biomatrix Stock Options as provided in paragraph (a) above. After the Effective Time, Genzyme will issue to each holder of an outstanding Biomatrix Option a notice describing the foregoing assumption of such Biomatrix Options by Genzyme.

         2.6 BIOMATRIX CONVERTIBLE NOTE. At the Effective Time, the outstanding 6.9% Convertible Subordinated Note Due May 14, 2003 made by Biomatrix in favor of SBC Warburg Dillon Read Inc. (the "BIOMATRIX CONVERTIBLE NOTE") to purchase shares of Biomatrix Common Stock will be assumed by Merger Sub. The Biomatrix Convertible Note so assumed by Merger Sub under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the Biomatrix Convertible Note immediately prior to the Effective Time, except that (i) the Biomatrix Convertible Note shall be convertible into such amount of cash and such number of shares of GBS Division Common Stock and the associated GBS Stock Purchase Rights, rounded to the nearest whole number of shares of GBS Division Common Stock, as the holder of the Biomatrix Convertible Note would have received had such holder converted the Biomatrix Convertible Note in full immediately prior to the Election Date and failed to make a Cash Election on or prior to such date and (ii) the Conversion Rate (as defined in the Biomatrix Convertible Note) will be equal to the product determined by multiplying the Conversion Rate then in effect by the Conversion Number, rounded to the nearest whole cent, subject to subsequent adjustment as provided in Section 2 of the Biomatrix Convertible Note. Prior to the Effective Time, Merger Sub shall execute and deliver to the holder of the Biomatrix Convertible Note a supplemental agreement regarding the conversion of the Biomatrix Convertible Note following the Effective Time in accordance with Section 2(h) thereof and providing registration rights with respect to the shares issuable upon conversion of the Biomatrix Convertible Note pursuant to the agreement described in Section 2.6 of the Biomatrix Disclosure Schedule.

         2.7 DISSENTING SHARES. Each share of Biomatrix Common Stock that, immediately before the Effective Time, was held by any person who has duly exercised the appraisal rights afforded to dissenting stockholders pursuant to
Section 262 of the DGCL (such shares, collectively, "DISSENTING

SHARES") will be converted into the right to receive the fair value of such shares as determined in accordance with the provisions of the DGCL.

         2.8 EXCHANGE OF CERTIFICATES. At or prior to the date the Proxy Statement/Prospectus (as defined in Section 6.8) is mailed to shareholders of Biomatrix, Genzyme shall appoint an exchange agent (the "EXCHANGE AGENT"). Promptly after the Effective Time, Genzyme shall make available to the Exchange Agent certificates representing the shares of GBS Division Common Stock to be issued and shall pay to the Exchange Agent the aggregate cash amount to be paid, pursuant to this Agreement, in exchange for the outstanding shares of Biomatrix Common Stock. As promptly as practicable after the Effective Time, Genzyme or the Exchange Agent will send to each former holder of record of shares of Biomatrix Common Stock that were converted into the right to receive shares of GBS Division Common Stock and/or cash pursuant to this Agreement transmittal materials for use in exchanging Certificates for certificates representing the shares of GBS Division Common Stock and/or cash into which such holder's shares of Biomatrix Common Stock have been converted. Upon surrender of a Certificate to Genzyme or the Exchange Agent, together with a duly executed letter of transmittal and any other reasonably required documents, the holder of such Certificate will be entitled to receive, in exchange therefor, (x) a certificate for the number of shares of GBS Division Common Stock to which such holder is entitled, plus (y) a check in the amount of any cash due pursuant to Section 2.1(a)(ii)(A), Section 2.1(b) or Section 2.13, and such Certificate will be canceled. No interest will be paid or will accrue on any such amounts. Notwithstanding the foregoing, any surrendered Certificate that represents Dissenting Shares will be returned to the person surrendering such Certificate.

         2.9 NO TRANSFERS. After the Effective Time, no transfers of shares of Biomatrix Common Stock will be made in the stock transfer books of Biomatrix. If, after the Effective Time, any certificate representing shares of Biomatrix Common Stock (a "CERTIFICATE") is presented (for transfer or otherwise) to the Surviving Corporation or its transfer agent or the Exchange Agent, such certificates will be canceled and exchanged in accordance with
Section 2.8.

         2.10 NO LIABILITY. Neither the Surviving Corporation nor the Exchange Agent shall be liable to any person in respect of any shares (or dividends or distributions with respect thereto) or cash payments delivered to a public official pursuant to any applicable escheat, abandoned property or similar law.

         2.11 LOST CERTIFICATES. In the event that any Certificate has been lost, stolen, or destroyed, then upon receipt of appropriate evidence as to the ownership, loss, theft, or destruction of such Certificate and of a customary indemnification agreement, Genzyme or its transfer agent or the Exchange Agent will issue in exchange for the lost, stolen, or destroyed Certificate (x) a certificate representing shares of GBS Division Common Stock and (y) a check in the amount of any cash due pursuant to Section 2.1(a)(ii)(A), Section 2.1(b) or
Section 2.13; PROVIDED, HOWEVER, that notwithstanding the foregoing, the record holder of any such Certificate representing Dissenting Shares shall, instead retain the right to receive the fair value of such shares as determined in accordance with the provisions of the DGCL.

         2.12 WITHHOLDING RIGHTS. Genzyme shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Biomatrix Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Genzyme, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Biomatrix Common Stock in respect of which such deduction and withholding was made.

         2.13 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividend or other distribution declared with respect to GBS Division Common Stock or GBS Stock Purchase Rights with a record date after the Effective Time will be paid to holders of unsurrendered Certificates until such holders surrender such Certificates. Upon the surrender of such Certificates in accordance with Section 2.8, there shall be paid to such holders, promptly after such surrender, the amount of dividends or other distributions, without interest, declared with a record date after the Effective Time and not paid because of the failure to surrender such Certificates for exchange.

         2.14 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Biomatrix, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Biomatrix, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                   ARTICLE III - CERTAIN RELATED TRANSACTIONS

         3.1   FUNDING OF CASH MERGER CONSIDERATION.

                    (a) Genzyme agrees that it will fund the total cash portion of the Merger Consideration payable pursuant to Section 2.1(a)(ii)(A) out of (i) cash currently on hand; and (ii) borrowings under Genzyme's existing credit facility with Fleet National Bank (as it may be amended, expanded or replaced) or other borrowings on commercially reasonable terms (the "GENZYME CREDIT FACILITY", with the total amount of such borrowings referred to as the "ALLOCATED BORROWINGS").

                    (b) Biomatrix and Genzyme agree that the Allocated Borrowings will be allocated to the GBS Division in accordance with Genzyme's Divisional Policies (referred to in Section 3.2).

         3.2.  REORGANIZATION.

               (a) Genzyme agrees that, subject to receipt of the Genzyme Stockholder Approvals (as defined in Section 5.1(d)), it will (i) create the GBS Division, (ii) establish the GBS Division Common Stock, (iii) combine the GSP Division and GTR Division with the GBS Division, (iv) exchange each share of GSP Division Common Stock for 0.6060 shares of GBS Division Common Stock, (v) exchange each share of GTR Division Common Stock for 0.3352 shares of GBS Division Common Stock, (vi) amend its "Management and Accounting Policies Governing the Relationship of Genzyme Divisions" (the "DIVISIONAL POLICIES") to make conforming changes to incorporate the GBS Division therein, to be substantially in the form of EXHIBIT A-1 hereto, (vii) convert all outstanding options to acquire GSP Division Common Stock and GTR Division Common Stock into options to acquire shares of GBS Division Common Stock on a basis comparable to the procedures set forth in Section 2.5 and (viii) make appropriate amendments to the Genzyme Rights Plan (collectively, the "REORGANIZATION"). Genzyme agrees that it will use reasonable commercial efforts to complete the Reorganization prior to or contemporaneous with the Effective Time.

               (b) The terms of the GBS Division Common Stock shall be substantially in the form of EXHIBIT A-2 hereto, and Genzyme agrees that it will not amend the terms of the GBS Division Common Stock in any material respect prior to the Effective Time without the consent of Biomatrix. In addition, Genzyme will not amend the exchange ratios described in paragraph (a) above without Biomatrix's prior consent.

      ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BIOMATRIX

         Except as set forth on the disclosure schedule delivered by Biomatrix to Genzyme on the date hereof (the "BIOMATRIX DISCLOSURE SCHEDULE"), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, Biomatrix hereby makes the following representations and warranties to Genzyme:

         4.1   INCORPORATION; AUTHORITY.

               (a) Each of Biomatrix and each Biomatrix Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each of Biomatrix and each Biomatrix Subsidiary is qualified or otherwise authorized to transact business as a foreign corporation or other organization in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not reasonably be expected to have a material adverse effect on the assets, properties, business or financial condition of Biomatrix and the Biomatrix Subsidiaries, taken as a whole (a "BIOMATRIX MATERIAL ADVERSE EFFECT"); provided, however, that any or all of (i) a decline in the market price of a share of Biomatrix Common Stock or (ii) litigation arising out of or resulting from the Merger.

               (b) Biomatrix has previously made available to Genzyme true and complete copies of the charter and bylaws or other organizational documents of Biomatrix and each Biomatrix Subsidiary as presently in effect, and none of Biomatrix or any Biomatrix Subsidiary is in default in the performance, observation or fulfillment of such documents, except, in the case of Biomatrix Subsidiaries, such defaults that would not reasonably be expected to have a Biomatrix Material Adverse Effect.

         4.2 AUTHORIZATION AND ENFORCEABILITY. Biomatrix has the corporate power and authority to enter into, execute and deliver this Agreement and, subject, in the case of consummation of the Merger to the adoption of this Agreement by the holders of Biomatrix Common Stock, to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Biomatrix. No other action on the part of Biomatrix is necessary to consummate the transactions contemplated hereby (other than adoption of this Agreement by the holders of Biomatrix

Common Stock). This Agreement has been duly executed and delivered by Biomatrix and constitutes a valid and binding obligation of Biomatrix, enforceable in accordance with its terms.

     4.3  CAPITALIZATION.

          (a) The authorized capital stock of Biomatrix consists of 60,000,000 shares of Biomatrix Common Stock, of which 23,382,465 shares were issued and 23,290,171 shares were outstanding as of January 31, 2000, and 3,000 shares of preferred stock, par value $.0001 per share, none of which were issued and outstanding as of January 31, 2000. All of the issued and outstanding shares of Biomatrix's Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights.

          (b) Biomatrix has reserved 500,000 shares of Biomatrix Common Stock for issuance upon conversion of the Biomatrix Convertible Note. A true and complete copy of the Biomatrix Convertible Note has been furnished previously to Genzyme.

          (c) As of January 31, 2000, Biomatrix has reserved 4,145,311 shares of Biomatrix Common Stock for issuance pursuant to Biomatrix Options. Biomatrix Options to purchase 2,784,028 shares of Biomatrix Common Stock were outstanding as of January 31, 2000. Section 4.3(c) of the Biomatrix Disclosure
Schedule includes a true and complete list of all Biomatrix Options outstanding as of January 31, 2000, and the exercise prices of such Biomatrix Options.

          (d) Except for (i) shares indicated as issued and outstanding on January 31, 2000, in Section 4.3(a), and (ii) shares issued after such date upon (A) the conversion of the Biomatrix Convertible Note and (B) the exercise of outstanding Biomatrix Options listed in Section 4.3(c) of the Biomatrix Disclosure Schedule, there are not as of the date hereof, and at the Effective Time there will not be, any shares of Biomatrix Common Stock issued and outstanding.

          (e) There are not as of the date hereof, and at the Effective Time there will not be, authorized or outstanding any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating Biomatrix to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities of Biomatrix or obligating Biomatrix to grant, extend or enter into any such agreement, other than the Biomatrix Convertible Note and the Biomatrix Options listed in Section 4.3(c) of the Biomatrix Disclosure Schedule. To the best knowledge of Biomatrix, there are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of Biomatrix, except as set forth in Section 4.3(e) of the Biomatrix Disclosure Schedule.

          (f) Neither Biomatrix nor any Biomatrix Subsidiary beneficially owns any shares of capital stock of Genzyme.

          (g) Biomatrix has no outstanding bonds, debentures, notes or other indebtedness which have the right to vote on any matters on which stockholders may vote.

     4.4  BIOMATRIX SUBSIDIARIES.

          (a) Section 4.4(a) of the Biomatrix Disclosure Schedule sets forth all of the Biomatrix Subsidiaries and the jurisdiction in which each is incorporated or organized. Except as set forth in Section 4.4(a) of the Biomatrix Disclosure Schedule, all issued and outstanding shares or other equity interests of each Biomatrix Subsidiary are owned directly by Biomatrix free and clear of any charges, liens, encumbrances, security interests or adverse claims. As used in this Agreement, "BIOMATRIX SUBSIDIARY" means any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which Biomatrix or any Biomatrix Subsidiary is a general partner or (ii) of which at least 50% of the securities or other interests having voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, partnership or other organization are directly or indirectly owned or controlled by Biomatrix or by any Biomatrix Subsidiary, or by Biomatrix and one or more Biomatrix Subsidiary.

          (b) There are not as of the date hereof, and at the Effective Time there will not be, any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating any Biomatrix Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, shares of the capital stock or other securities of Biomatrix or any Biomatrix Subsidiary or obligating Biomatrix or any Biomatrix Subsidiary to grant, extend or enter into any such agreement. To the best knowledge of Biomatrix, there are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of any Biomatrix Subsidiary.

          (c) Section 4.4(c) of the Biomatrix Disclosure Schedule sets forth all equity interests held by Biomatrix as of the date of this Agreement in any entity that is not a Biomatrix Subsidiary, other than equity interests held for passive investment purposes that represent less than 10% of the relevant class of equity of the entity.

     4.5  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Biomatrix has previously made available to Genzyme its (a) Annual Report on Form 10-K for the year ended December 31, 1998 (the "BIOMATRIX 10-K"), as filed with the Securities and Exchange Commission (the "SEC"), (b) the proxy statements relating to Biomatrix's meeting of stockholders held after December 31, 1998 and (c) all other documents filed by Biomatrix with the SEC under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") since December 31, 1998. As of their respective dates, such documents complied, and all documents filed by Biomatrix with the SEC under the Exchange Act between the date of this Agreement and the Closing Date will comply, in each case in all material respects, with applicable SEC requirements and did not, or in the case of documents filed on or after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1998, Biomatrix has timely filed, and between the date of this Agreement and the Closing Date will timely file, with the SEC all reports required to be filed by it under the Exchange Act. No Biomatrix Subsidiary is required to file any form, report or other document with the SEC.

          (b) The consolidated financial statements contained in the Biomatrix 10-K and in Biomatrix's quarterly report on Form 10-Q for the quarter ended September 30, 1999 (the "BIOMATRIX 10-Q") and the unaudited consolidated financial statements for the year ended December 31, 1999 previously furnished to Genzyme (the "1999 FINANCIAL STATEMENTS") have been prepared from, and are in accordance with, the books and records of Biomatrix and present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of Biomatrix and the Biomatrix Subsidiaries as of and for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein and subject in the case of the unaudited financial statements included in the Biomatrix 10-Q to normal year-end adjustments, which in the aggregate are not material, and the absence of footnote disclosures.

     4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Since December 31, 1999 to the date of this Agreement, neither Biomatrix nor any Biomatrix Subsidiary has incurred or been subject to any material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), that would be required under generally accepted accounting principles to be reflected or disclosed in a consolidated balance sheet of Biomatrix as of the date of this Agreement (or the notes thereto), other than liabilities (a) adequately reflected or reserved against on Biomatrix's consolidated balance sheet as of December 31, 1999 (or the notes thereto) included in the 1999 Financial Statements, (b) included in Section 4.6 of the Biomatrix Disclosure Schedule or (c) incurred since December 31, 1999 in the ordinary course of business consistent with past practice.

     4.7 ABSENCE OF CERTAIN EVENTS. Since December 31, 1999, (a) there has not been any event that has had, or is reasonably likely to have, a Biomatrix Material Adverse Effect and (b) Biomatrix has operated its business in the ordinary course consistent with past practice (including without limitation taking any of the actions described in clauses (i), (vi) or (xi) of Section 6.1(b) or agreeing or obligating itself to do so), except for any actions after the date of this Agreement effected in compliance with Section 6.1 or otherwise required under this Agreement.

     4.8  CONTRACTS AND OTHER AGREEMENTS.

          (a) Except for any contracts or agreements entered into after the date of this Agreement in compliance with Section 6.1, neither Biomatrix nor any Biomatrix Subsidiary is a party to or bound by, and neither they nor their properties are subject to, any contract or other agreement required to be disclosed in a Form 10-K, Form 10-Q or Form 8-K of the SEC which is not disclosed in the Biomatrix 10-K or in any quarterly report on Form 10-Q or current report on Form 8-K filed by Biomatrix since December 31, 1998. All of such contracts and other agreements and all of the contracts required to be set forth in Section 4.8 of the Biomatrix Disclosure Schedule are valid, subsisting, in full force and effect, binding upon Biomatrix or the applicable Biomatrix Subsidiary, and, to the best knowledge of Biomatrix, binding upon the other parties thereto in accordance with their terms, and Biomatrix and the Biomatrix Subsidiaries are not in default under any of them, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

          (b) Section 4.8 of the Biomatrix Disclosure Schedule sets forth a list of the following contracts and other agreements to which

Biomatrix or any Biomatrix Subsidiary, as of the date of this Agreement, is a party or by or to which they or their assets or properties are bound or subject:

                (i) any agreement (A) involving research, development or the license of Proprietary Rights (as defined in Section 4.11(a)), (B) granting a right of first refusal, or right of first offer or comparable right with respect to Proprietary Rights, (C) relating to a joint venture, partnership or other arrangement involving a sharing of profits, losses, costs or liabilities with another person or entity, (D) providing for the payment or receipt by Biomatrix or a Biomatrix Subsidiary of milestone payments or royalties, or (E) that individually requires aggregate expenditures by Biomatrix and/or any Biomatrix Subsidiary in any one year of more than $250,000;

                (ii) any indenture, trust agreement, loan agreement, note, agreement of surety, guarantee (other than the endorsement of checks) or indemnification that involves or evidences outstanding or potential indebtedness, obligations or liabilities for borrowed money in excess of $250,000;

                (iii) any agreement that limits or restricts Biomatrix, any Biomatrix Subsidiary or any of their affiliates or successors in competing or engaging in any line of business, in any geographic area or with any person;

                (iv) any interest rate, equity or other swap or derivative instrument; or

                (v) any agreement obligating Biomatrix to register securities under the Securities Act of 1933, as amended (the "SECURITIES ACT").

          (c) Except as set forth in Section 4.8 of the Biomatrix Disclosure Schedule, to the best of Biomatrix's knowledge, no executive officer or director of Biomatrix has, directly or indirectly (through another entity in which such person has a material interest, other than as the holder of less than 5% of a class of capital stock), any material interest in any property or assets of Biomatrix (except as a stockholder) or a Biomatrix Subsidiary, any competitor, customer, supplier or agent of Biomatrix or a Biomatrix Subsidiary or any person that is currently a party to any material contract or agreement with Biomatrix or a Biomatrix Subsidiary.

     4.9  COMPLIANCE WITH LAWS.

          (a)   Except as set forth in Section 4.9 of the Biomatrix
Disclosure Schedule, Biomatrix and the Biomatrix Subsidiaries have all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body material to the conduct of their businesses (collectively, "PERMITS"); such Permits are in full force and effect; and no proceeding is pending or, to the best knowledge of Biomatrix, threatened to revoke or limit any Permit.

          (b) Except as set forth in Section 4.9 of the Biomatrix Disclosure Schedule, Biomatrix and the Biomatrix Subsidiaries are not in violation of and have no liabilities, whether accrued, absolute, contingent or otherwise, under any federal, state, local or foreign law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, relating to the operation of clinical testing laboratories, labor and employment practices, health and safety, zoning, pollution or protection of the environment, except for violations of or liabilities under any of the foregoing which would not, in the aggregate, reasonably be expected to have a Biomatrix Material Adverse Effect.

          (c) Each product or product candidate subject to (i) the United States Food and Drug Administration (the "FDA") jurisdiction under the Federal Food, Drug and Cosmetic Act ("FDCA") or (ii) the European Medicines Evaluation Agency (the "EMEA") that is manufactured, tested, distributed, held, and/or marketed by Biomatrix or any Biomatrix Subsidiary is being manufactured, tested, distributed, held and marketed in compliance in all material respects with all applicable requirements under the FDCA or the rules and regulations of the EMEA, as the case may be, including, but not limited to, those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security and neither Biomatrix nor any Biomatrix Subsidiary has received any notice and there has been no threat from any regulatory agency, including without limitation the FDA or EMEA, claiming or alleging any lack of compliance with any of the foregoing, except for any of the foregoing that would not reasonably be expected to have a Biomatrix Material Adverse Effect.

          (d) Neither Biomatrix nor any Biomatrix Subsidiary nor, to the best of Biomatrix's knowledge, any director, officer, agent, employee or other person acting on behalf of Biomatrix, or any Biomatrix Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others, or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign law. Neither Biomatrix nor any Biomatrix Subsidiary nor, to the best of Biomatrix's knowledge, any director, officer, agent, employee or other person acting on behalf of Biomatrix or any Biomatrix Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures.

     4.10 LEGAL PROCEEDINGS. Except as set forth in Section 4.10 of the Biomatrix Disclosure Schedule, there are no outstanding orders, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against Biomatrix, any Biomatrix Subsidiary or any of their assets or properties. Except as set forth in Section 4.10 of the Biomatrix Disclosure Schedule, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of Biomatrix, threatened against Biomatrix, any Biomatrix Subsidiary or any of their securities, assets or properties.

     4.11 INTELLECTUAL PROPERTY.

          (a) Biomatrix and the Biomatrix Subsidiaries own, or are licensed to use, or otherwise have the right to use all patents, trademarks, service marks, trade names, trade secrets, franchises, inventions, copyrights, and all other technology and intellectual property (including, without limitation, biological materials), all registrations of any of the foregoing, or applications therefor, and all grants and licenses or other rights running to or from Biomatrix or a Biomatrix Subsidiary relating to any of the foregoing that are material to their businesses as presently conducted, including those that are related to the hylan technology described in the Biomatrix 10-K (collectively, the "PROPRIETARY RIGHTS"), subject to out licenses listed on
Section 4.11 of the Biomatrix Disclosure Schedule and any other out licenses entered into after the date of this Agreement in compliance with Section 6.1.

          (b) A list of all copyrights, trademarks, service marks, trade names, patents and patent applications held by Biomatrix or a Biomatrix Subsidiary, as of the date if this Agreement, has been delivered previously to Genzyme and is included in Section 4.11 of the Biomatrix Disclosure Schedule. All patents, registered trademarks and copyrights set forth on the list referred to above are valid and subsisting.

          (c) Biomatrix is not aware of any claim by any third party that the businesses of Biomatrix or the Biomatrix Subsidiaries infringe upon the proprietary rights of others, nor has Biomatrix or any Biomatrix Subsidiary received any written notice or claim of infringement from any third party, except for any claims that would not reasonably be expected to have a Biomatrix Material Adverse Effect. Biomatrix is not aware of any existing or threatened infringement by any third party on, or any competing claim of right to use or own any of, the Proprietary Rights. Except as disclosed in Section 4.11 of the Biomatrix Disclosure Schedule, to the best of Biomatrix's knowledge, Biomatrix and the Biomatrix Subsidiaries have the unencumbered right to sell their products and services free from any royalty or other financial obligations to third parties.

          (d) Except as set forth in Section 4.11 of the Biomatrix Disclosure Schedule, to the best knowledge of Biomatrix, none of the activities of the employees of Biomatrix or any Biomatrix Subsidiary on behalf of such entity violates any agreement or arrangement which any such employees have with former employers. To the best of Biomatrix's knowledge, all employees and consultants who contributed to the discovery or development of any of the Proprietary Rights (other than Proprietary Rights licensed to Biomatrix or a Biomatrix Subsidiary by any party other than a consultant to Biomatrix or Biomatrix Subsidiary) did so either (i) within the scope of his or her employment such that, in accordance with applicable law, all Proprietary Rights arising therefrom became the exclusive property of Biomatrix or the Biomatrix Subsidiary or (ii) pursuant to written agreements assigning all Proprietary Rights arising therefrom to Biomatrix or the Biomatrix Subsidiary.

     4.12 INSURANCE. Section 4.12 of the Biomatrix Disclosure Schedule sets forth a true and complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors' and officers' and other insurance held by or on behalf of Biomatrix and the Biomatrix Subsidiaries as of the date of this Agreement. Neither Biomatrix nor any Biomatrix Subsidiary is in default with respect to any provision contained in such policy or binder nor has any of Biomatrix or a Biomatrix Subsidiary failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. Neither Biomatrix nor any Biomatrix Subsidiary has received notice of cancellation or non-renewal of any such policy or binder.

     4.13 COMMERCIAL RELATIONSHIPS. The relationships of Biomatrix and the Biomatrix Subsidiaries with their distributors are generally good commercial working relationships. Except as set forth in Section 4.13 of the Biomatrix Disclosure Schedule, no such entity has canceled or otherwise terminated its relationship with Biomatrix or a Biomatrix Subsidiary or has, during the last twelve months, materially altered its relationship with Biomatrix or a Biomatrix Subsidiary. Except as set forth in Section 4.13 of the Biomatrix Disclosure Schedule, Biomatrix does not know of any plan or intention of any such entity, and has not received any written threat or notice from any such entity, to terminate, cancel or otherwise materially and adversely modify its relationship with Biomatrix or a Biomatrix Subsidiary.

     4.14 TAX MATTERS.

          (a) For purposes of this Agreement, the term "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means all United States federal, state, and local, and all foreign, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, use, property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, environmental, withholding and any other taxes, charges, duties, impositions or assessments, together with all interest, penalties, and additions imposed on or with respect to such amounts, including any liability for taxes of a predecessor entity. "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement filed or required to be filed with any domestic or foreign taxing authority in connection with the determination, assessment, collection or imposition of any Taxes.

          (b) All Tax Returns required to be filed on or before the date hereof by or with respect to Biomatrix and the Biomatrix Subsidiaries have been filed within the time and in the manner prescribed by law. All such Tax Returns are true, correct and complete in all material respects, and all Taxes owed by Biomatrix or the Biomatrix Subsidiaries, whether or not shown on any Tax Return, have been paid. Biomatrix and the Biomatrix Subsidiaries file Tax Returns in all jurisdictions where they are required to so file.

          (c) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of Biomatrix or the Biomatrix Subsidiaries, other than with respect to Taxes not yet due and payable.

          (d) No audit is pending with respect to any Tax Return of Biomatrix or the Biomatrix Subsidiaries, nor is Biomatrix or its officers or directors aware of any information which has caused or should cause them to believe that an audit by any tax authority may be forthcoming. No deficiency for any Taxes has been proposed in writing against Biomatrix or the Biomatrix Subsidiaries, which deficiency has not been paid in full. No issue relating to Biomatrix or the Biomatrix Subsidiaries or involving any Tax for which Biomatrix or the Biomatrix Subsidiaries might be liable has been resolved in favor of any taxing authority in any audit or examination which, by application of the same principles, would reasonably be expected to result in a deficiency for Taxes of Biomatrix or the Biomatrix Subsidiaries for any subsequent period, and neither Biomatrix nor its officers or directors knows of any other basis for the assertion of such a deficiency.

          (e) Biomatrix has made available to Genzyme complete and correct copies of all income Tax Returns, audit reports and statements of deficiencies for each of the last three taxable years filed by or issued to or with respect to Biomatrix or the Biomatrix Subsidiaries.

          (f) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to Biomatrix or the Biomatrix Subsidiary or any of their assets or properties.

          (g) Biomatrix and the Biomatrix Subsidiaries are not a party to or bound by, nor do they have any obligation under, any Tax sharing agreement or similar contract or arrangement. Neither Biomatrix nor any Biomatrix Subsidiary has any liability for the Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (h) There is no contract or agreement, plan or arrangement obligating Biomatrix or the Biomatrix Subsidiaries to make any payment that would not be deductible by reason of Section 162(m) or 280G of the Code. Neither Biomatrix nor any Biomatrix Subsidiary has agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (i) There are no outstanding rulings of, or requests for rulings with, any Tax authority addressed to Biomatrix or any Biomatrix Subsidiary that are, or if issued would be, binding on Biomatrix or any Biomatrix Subsidiary.

     4.15 EMPLOYEE BENEFIT PLANS.

          (a) Except as described in Section 4.15 of the Biomatrix Disclosure Schedule, neither Biomatrix nor any Biomatrix Subsidiary now maintains or contributes to, nor has any outstanding liability with respect to, any pension, profit-sharing, deferred compensation, restricted stock bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement for the benefit of any director, officer, consultant or employee, whether active or terminated, of Biomatrix or any Biomatrix Subsidiary. Each of the arrangements set forth in Section 4.15 of the Biomatrix Disclosure Schedule is hereinafter referred to as an "EMPLOYEE BENEFIT PLAN."

          (b) Biomatrix has delivered to Genzyme true, correct, and complete copies of each Employee Benefit Plan, and with respect to each such plan (i) any associated trust, custodial, insurance, or service agreements, (ii) the annual reports for the three most recent years and summary plan descriptions submitted to any governmental agency or distributed to participants or beneficiaries thereunder, and (iii) the most recently received Internal Revenue Service ("IRS") determination letters and any governmental advisory opinions or rulings expressly applicable thereto, and (iv) tests performed for each of the three most recent years for each plan that is required to be tested for nondiscrimination under Section 401(a)(4), 401(k) or 401(m) of the Code.

          (c) Each Employee Benefit Plan is and has heretofore been maintained and operated in compliance in all material respects with the terms of such plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, and governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code and applicable to such plan.

          (d)   (i)   There is no pending, or to the best of Biomatrix's
knowledge, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or to the best of Biomatrix's knowledge, any fiduciary or service provider thereof relating to such Plan.

                (ii) Neither Biomatrix nor any Biomatrix Subsidiary has ever sponsored or participated in a defined benefit pension plan within the meaning of Section 414(j) of the Code. No liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by Biomatrix or any Biomatrix Subsidiary (other than insurance premiums satisfied in due course).

                (iii) No Employee Benefit Plan nor any party in interest with respect thereof, has engaged in a prohibited transaction that would subject Biomatrix or any Biomatrix Subsidiary directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code.

                (iv) No Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA).

          (e) With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that Biomatrix or any Biomatrix Subsidiary is required, under the terms of each such plan, to have paid as contributions to that plan as of the end of the most recently ended plan year of that plan.

          (f) Except as described on Section 4.15 of the Biomatrix Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant, or employee of Biomatrix or any Biomatrix Subsidiary or result in the vesting, acceleration of payment, or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant, or employee.

          (g) No Employee Benefit Plan is a multi-employer plan (within the meaning of Section 3 of ERISA) or subject to Section 302 of ERISA or Section 412 of the Code.

     4.16 EMPLOYEE RELATIONS.

          (a) Except as indicated in Section 4.16 of the Biomatrix Disclosure Schedule, upon termination of the employment of any employees, none of Biomatrix, the Biomatrix Subsidiaries nor Genzyme will be liable, by reason of the Merger or anything done prior to the Effective Time, to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with normal policies). True and complete information as to all current directors, officers, employees or consultants of Biomatrix and the Biomatrix Subsidiaries including, in each case, name, current job title and annual rate of compensation has been made available previously to Genzyme.

          (b) No work stoppage or labor strike against Biomatrix or any Biomatrix Subsidiary is pending or threatened. Neither Biomatrix nor any Biomatrix Subsidiary is involved in or, to the knowledge of Biomatrix, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including without limitation charges of unfair labor practices or discrimination complaints, that, if adversely determined, would result in material liability to Biomatrix. Neither Biomatrix nor any Biomatrix Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act that would, directly or indirectly, result in material liability to Biomatrix. Neither Biomatrix nor any Biomatrix Subsidiary is presently, nor has it been in the past, a party to or bound by any collective bargaining agreement or union contract with respect to employees other than as set forth in Section 4.16 of the Biomatrix Disclosure Schedule and no collective bargaining agreement is being negotiated by Biomatrix or any Biomatrix Subsidiary. No union organizing campaign or activity with respect to non-union employees of

Biomatrix or any Biomatrix Subsidiary is ongoing, pending or, to the best knowledge of Biomatrix, threatened.

     4.17 ENVIRONMENTAL MATTERS

          (a) Except as disclosed in documents filed prior to the date hereof by Biomatrix with the SEC under the Exchange Act and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Biomatrix Material Adverse Effect: (i) Biomatrix and the Biomatrix Subsidiaries have obtained all permits required by any Environmental Law necessary to conduct their respective businesses, and complied with all applicable Environmental Laws (as defined in Section 4.17(b)) and such permits; (ii) to the knowledge of Biomatrix, the properties currently owned or operated by Biomatrix and the Biomatrix Subsidiaries (including soils, groundwater, surface water, air, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 4.17(c));
(iii) to the knowledge of Biomatrix, the properties formerly owned or operated by Biomatrix or any of the Biomatrix Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Biomatrix or any of the Biomatrix Subsidiaries; (iv) neither Biomatrix nor any of the Biomatrix Subsidiaries are subject to liability or obligated to report or respond in any way for any Hazardous Substance placement, release disposal or contamination on the property of any third party; (v) neither Biomatrix nor any of the Biomatrix Subsidiaries have generated, used, handled, transported, stored or released from or at any location, including without limitation any properties currently or formerly owned or operated by or for the benefit of Biomatrix or any of the Biomatrix Subsidiaries, any Hazardous Substance except in compliance with applicable law; and (vi) neither Biomatrix nor any of the Biomatrix Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Biomatrix or any of the Biomatrix Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law.

          (b) As used herein, the term "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) pollution, the protection, investigation or restoration of the environment, health and safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

          (c) As used herein, the term "HAZARDOUS SUBSTANCE" means any substance that is: (i) listed, classified, regulated or which falls within the definition of a "hazardous substance" or "hazardous material" pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any governmental entity pursuant to any Environmental Law.

          (d) Biomatrix and the Biomatrix Subsidiaries own no real property except as set forth in filings with the SEC under the Exchange Act.

     4.18 NO BREACH. Except for (a) filings with the SEC under the Exchange Act, (b) the filing of the Merger Filings as provided in Section 1.3, (c) the filing of a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the "HSR ACT") and (d) matters listed in Section
4.18 of the Biomatrix Disclosure Schedule, the execution, delivery and performance of this Agreement by Biomatrix and the consummation by Biomatrix of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or By-Laws of Biomatrix, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, or otherwise give any other contracting party the right to terminate, accelerate obligations under or receive payment under or constitute (or with notice or lapse of time or both constitute) a material default under, any material instrument, contract or other agreement to which Biomatrix or any Biomatrix Subsidiary is a party or to which any of them or any of their assets or properties is bound or subject, (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body applicable to Biomatrix or the Biomatrix Subsidiaries or by which any of Biomatrix's or the Biomatrix Subsidiaries' assets or properties is bound, (iv) violate any Permit, (v) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (vi) result in the creation of any lien or other encumbrance on the assets or properties of Biomatrix or a Biomatrix Subsidiary, excluding from the foregoing clauses
(iii), (iv), (v) and (vi) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, would not reasonably be expected to have a Biomatrix Material Adverse Effect or interfere with the ability of Biomatrix to consummate the transactions contemplated hereby.

     4.19 BOARD APPROVAL. The Board of Directors of Biomatrix, as of the date of this Agreement, has determined (a) that the Merger is fair to, and in the best interests of, Biomatrix and its stockholders, (b) to propose this Agreement for adoption by Biomatrix's stockholders and to declare the advisability of this Agreement, and (c) to recommend that the stockholders of Biomatrix adopt this Agreement.

     4.20 ANTI-TAKEOVER LAWS. Biomatrix has taken all action necessary such that no "fair price," "control share acquisition," "business combination" or similar statute (including Section 203 of the DGCL) will apply to the execution, delivery or performance of this Agreement.

     4.21 OPINION OF BIOMATRIX'S FINANCIAL ADVISOR. Biomatrix has received the opinion of Lehman Brothers, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Biomatrix Common Stock.

     4.22 BROKERAGE. Other than Lehman Brothers, no broker, finder, agent or similar intermediary has acted on behalf of Biomatrix in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with Biomatrix, or any action taken by Biomatrix. Biomatrix previously has provided Genzyme with a copy of Lehman Brothers' engagement letter.

     4.23 INVESTMENT COMPANY ACT. Neither Biomatrix nor any Biomatrix Subsidiary is an "Investment Company" within the meaning of such term under the Investment Company Act of 1940.

     4.24 PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information supplied or to be supplied by Biomatrix for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of Genzyme Common Stock in the Merger (the "REGISTRATION STATEMENT") will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Biomatrix for inclusion or incorporation by reference in the proxy statement/prospectus included in the Registration Statement (the "PROXY STATEMENT/PROSPECTUS"), on the date it is first mailed to holders of Biomatrix Common Stock and holders of Genzyme Common Stock or at the time of the Biomatrix Stockholders Meeting (as defined in Section 6.8(b)) or the Genzyme Stockholders Meeting] (as defined in Section 6.8(c)), will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus, insofar as it relates to the information required to be supplied by Biomatrix, will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

     4.25 YEAR 2000 MATTERS. Biomatrix and the Biomatrix Subsidiaries have not experienced, and do not reasonably expect to experience, any material problems related to computer hardware, firmware, software, systems, databases, devices, machinery, equipment and related items (including embedded microcontrollers in non-computer equipment) ("SYSTEMS") failing to be Year 2000 Compliant. For purposes of this Agreement, "YEAR 2000 COMPLIANT" means, when used with respect to Systems, that such Systems whether used alone or in combination, will correctly differentiate between years, in different centuries, and will accurately process date/time data (including, where applicable, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations and unusual date situations, without interruption.

 ARTICLE V - REPRESENTATIONS AND WARRANTIES OF GENZYME

     Except as set forth on the disclosure schedule delivered by Genzyme to Biomatrix in the date hereof (the "GENZYME DISCLOSURE SCHEDULE"), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, Genzyme and Merger Sub, jointly and severally, hereby make the following representations and warranties to Biomatrix:

     5.1  INCORPORATION; AUTHORITY.

          (a) Each of Genzyme and each Genzyme Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate or similar power and authority to own, lease and operate its assets and to carry on its business as now being conducted. Each of Genzyme and each Genzyme Subsidiary is qualified or otherwise authorized to transact business as a foreign corporation or other organization in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not reasonably be expected to have a material adverse effect on the assets, properties, business or financial condition of (i) Genzyme and Genzyme Subsidiaries, taken as a whole or (ii) the GSP Division and GTR Division, taken as a whole (the "COMBINING GENZYME BUSINESSES"), (with each of the foregoing referred to as a "GENZYME MATERIAL ADVERSE EFFECT"); PROVIDED, HOWEVER, that any or all of (i) a decline in the share price of any series of Genzyme Common Stock or (ii) litigation arising out of or resulting from the Merger shall not be considered a Genzyme Material Adverse Effect. As used in this Agreement, "GENZYME SUBSIDIARY" means Merger Sub and any other corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which Genzyme or any Genzyme Subsidiary is a general partner or (ii) of which at least 50% of the securities or other interests having voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, partnership or other organization are directly or indirectly owned or controlled by Genzyme or by any Genzyme Subsidiary, or by Genzyme and one or more Genzyme Subsidiary.

          (b) Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and, prior to the Effective Time, will not have engaged in any other business activities.

          (c) Genzyme has previously made available to Biomatrix true and complete copies of its charter and bylaws and the Divisional Policies as presently in effect, and none of Genzyme or any Genzyme Subsidiary is in default in the performance, observation or fulfillment of its organizational documents or the Divisional Policies, except, (i) with respect to the Divisional Policies and (ii) in the case of Genzyme Subsidiaries, such defaults that would not reasonably be expected to have a Genzyme Material Adverse Effect.

          (d) Section 5.1 of the Genzyme Disclosure Schedule accurately describes all the votes of Genzyme stockholders required for Genzyme to be authorized to consummate the Merger and the Reorganization (the "GENZYME STOCKHOLDER APPROVALS").

     5.2 AUTHORIZATION AND ENFORCEABILITY. Each of Genzyme and Merger Sub has the corporate power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder, subject to any required stockholder approvals. Except for the Genzyme Stockholder Approvals, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Genzyme and Merger Sub. This Agreement has been duly executed and delivered by each of Genzyme and Merger Sub and constitutes the valid and binding obligation of each of Genzyme and Merger Sub, enforceable in accordance with its terms.

     5.3  CAPITALIZATION.

          (a) The authorized capital stock of Genzyme consists of 390,000,000 shares of common stock ("GENZYME COMMON STOCK") and 10,000,000 shares of preferred stock, $0.01 par value per share ("GENZYME PREFERRED STOCK"). Of the Genzyme Common Stock, as of the date of this Agreement, 200,000,000 shares have been designated Genzyme General Division Common Stock ("GGD DIVISION COMMON STOCK"), 40,000,000 shares have been designated GTR Division Common Stock, 40,000,000 have been designated Molecular Oncology Division Common Stock, $0.01 par value per share ("GMO DIVISION COMMON STOCK"), 60,000,000 shares have been designated GSP Division Common Stock and 50,000,000 shares have been undesignated as to series. As of January 31, 2000, 84,345,052 shares of GGD Division Common Stock were issued and outstanding, 28,503,599 shares of GTR Division Common Stock were issued and outstanding, 13,431,794 shares of GMO Division Common Stock were issued and outstanding, and 14,847,687 shares of GSP Division Common Stock were issued and outstanding. As of the date of this Agreement, no shares of Genzyme's Preferred Stock are outstanding. Of the Genzyme Preferred Stock, as of the date of this Agreement, 2,000,000, 400,000, 400,000 and 600,000 shares have been designated as Series A Junior Participating Preferred Stock, Series B Junior Participating Preferred Stock, Series C Junior Participating Preferred Stock and Series D Junior Participating Preferred Stock, respectively, and reserved for issuance under Genzyme's Rights Plan. All issued and outstanding shares of GGD Division Common Stock, GTR Division Common Stock, GMO Division Common Stock and GSP Division Common Stock are validly issued, fully paid, non-assessable and free of any preemptive rights. The shares of GBS Division Common Stock to be issued pursuant to this Agreement will have been duly authorized and when issued as provided in this Agreement, will be validly issued and fully paid and non-assessable and issued free of preemptive rights. All of the capital stock of Merger Sub is as of the date hereof, and will be at the Effective Time, duly authorized, validly issued, fully paid and nonassessable and owned of record and beneficially by Genzyme.

          (b) As of the Effective Time, Genzyme shall have sufficient shares of GBS Division Common Stock reserved under its stock option plans for the Biomatrix Options assumed pursuant to Section 2.5.

          (c) As of January 31, 2000, Genzyme has reserved 8,484,135 shares of GSP Division Common Stock and GTR Division Common Stock for issuance pursuant to outstanding options and warrants. Options and warrants to purchase 7,038,727 shares of GSP Division Common Stock and GTR Division Common Stock were outstanding as of January 31, 2000.

Section 5.3(c) of the Genzyme Disclosure Schedule includes a true and complete summary of all options and warrants to acquire GSP Division Common Stock or GTR Division Common Stock outstanding as of January 31, 2000, and the exercise prices of such options and warrants.

          (d) There are not as of the date hereof, and at the Effective Time there will not be, authorized or outstanding any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating Genzyme to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of GSP Division Common Stock or GTR Division Common Stock or obligating Genzyme to grant, extend or enter into any such agreement, other than the options and warrants or convertible notes referred to in Sections 5.3(c) and 5.3(d) of the Genzyme Disclosure Schedule and any options or warrants granted after the date of this Agreement in compliance with Section 6.2. To the best knowledge of Genzyme, there are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the GSP Division Common Stock or GTR Division Common Stock, except as set forth in
Section 5.3(d) of the Genzyme Disclosure Schedule.

          (e) Since January 31, 2000 Genzyme has not issued any shares of GSP Division Common Stock or shares of GTR Common Stock except for issuances upon the exercise of outstanding options, warrants or convertible securities.

     5.4  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Genzyme previously has made available to Biomatrix its (a) Annual Report on Form 10-K for the year ended December 31, 1998 (the "GENZYME 10-K"), as filed with the SEC, (b) all proxy statements relating to Genzyme's meetings of stockholders held since December 31, 1998 and (c) all other documents filed by Genzyme with the SEC under the Exchange Act since December 31, 1998 (together with the documents filed by Genzyme with the SEC under the Exchange Act prior to the Effective Time, the "GENZYME SEC REPORTS"). As of their respective dates, such documents complied, and all documents filed by Genzyme with the SEC under the Exchange Act between the date of this Agreement and the Closing Date will comply, in each case in all material respects with applicable SEC requirements and did not, and in the case of documents filed on or after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1998, Genzyme has timely filed, and between the date of this Agreement and the Closing Date, will timely file with the SEC all documents required to be filed under Sections 13, 14 or 15(d) of the Exchange Act.

          (b) The consolidated financial statements contained in the Genzyme 10-K and in Genzyme's quarterly report on Form 10-Q for the quarter ended September 30, 1999 (the "GENZYME 10-Q") have been prepared from, and are in accordance with, the books and records of Genzyme and present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of Genzyme and its consolidated subsidiaries as of and for the periods presented therein, all in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein and subject, in the case of the unaudited financial statements included in the Genzyme 10-Q, to normal year-end and audit adjustments, which in the aggregate are not material, and the absence of footnote disclosures.

          (c) The combined financial statements for the GSP Division contained in the Genzyme Current Report on Form 8-K dated June 11, 1999 and the Genzyme 10-Q have been prepared from, and are in accordance with, the books and records of Genzyme and fairly present in all material respects the combined financial condition, results of operations and cash flows of the GSP Division as of and for the periods presented therein, all in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein and subject, in the case of the unaudited financial statements included in the Genzyme 10-Q, to normal year-end and audit adjustments, which in the aggregate are not material, and the absence of footnote disclosures.

          (d) The combined financial statements for the GTR Division contained in the Genzyme 10-K and the Genzyme 10-Q have been prepared from, and are in accordance with, the books and records of Genzyme and fairly present in all material respects the combined financial condition, results of operations and cash flows of the GTR Division as of and for the periods presented therein, all in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein and subject, in the case of the unaudited financial statements included in the Genzyme 10-Q, to normal year-end and audit adjustments, which in the aggregate are not material, and the absence of footnote disclosures.

     5.5 ABSENCE OF UNDISCLOSED GENZYME LIABILITIES. Since September 30, 1999 to the date of this Agreement, neither Genzyme nor any Genzyme

Subsidiary has incurred any material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), that would be required under generally accepted accounting principles to be reflected or disclosed in a consolidated balance sheet of Genzyme as of the date of this Agreement (or the notes thereto), other than liabilities (a) adequately reflected or reserved against on Genzyme's audited consolidated balance sheet as of December 31, 1998 included in the Genzyme 10-K, (b) reflected in Genzyme's unaudited consolidated balance sheet (or the notes thereto) dated September 30, 1999, (c) incurred since September 30, 1999 in the ordinary course of business or (d) that would not have a Genzyme Material Adverse Effect.

         5.6 ABSENCE OF CERTAIN EVENTS. Since September 30, 1999, (a) there has not been any event that has had, or is reasonably likely to have, a Genzyme Material Adverse Effect and (b) in so far as it relates to the Combining Genzyme Businesses, Genzyme has operated its business in the ordinary course consistent with past practice, except for any actions after the date of this Agreement effected in compliance with Section 6.2 or otherwise required under this Agreement.

         5.7  CONTRACTS AND OTHER AGREEMENTS.

              (a) Except for any contracts or agreements entered into after the date of this Agreement in compliance with Section 6.2 or for which no consent is required under Section 6.2, neither Genzyme nor any Genzyme Subsidiary is a party to or bound by, and neither they nor their properties are subject to, any contract or other agreement required to be disclosed in a Form 10-K, Form 10-Q or Form 8-K of the SEC which is not disclosed in the Genzyme 10-K or in any quarterly report on Form 10-Q or current report on Form 8-K filed by Genzyme since December 31, 1998. All of such contracts and other agreements which relate to or affect the Combining Genzyme Businesses and all of the contracts required to be set forth in Section 5.7 of the Genzyme Disclosure Schedule are valid, subsisting, in full force and effect, binding upon Genzyme or the applicable Genzyme Subsidiary, and, to the best knowledge of Genzyme, binding upon the other parties thereto in accordance with their terms, and Genzyme and the Genzyme Subsidiaries are not in default under any of them, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

             (b) Section 5.7 of the Genzyme Disclosure Schedule sets forth a list of:

                  (i) any agreement that limits or restricts Genzyme, any Genzyme Subsidiary or any of their affiliates or successors in competing or engaging in any line of business of the Combining Genzyme Businesses, in any geographic area or with any person and which would reasonably be expected to materially interfere with the conduct of the Combining Genzyme Businesses as currently conducted; and

                  (ii) any agreement obligating Genzyme to register securities under the Securities Act.

             (c) Except as set forth in Section 5.7 of the Genzyme Disclosure Schedule, to the best of Genzyme's knowledge, no executive officer or director of Genzyme has, directly or indirectly (through another entity in which such person has a material interest, other than as the holder of less than 5% of a class of capital stock), any material interest in any property or assets of the Combining Genzyme Businesses (except as a stockholder), any competitor, customer, supplier or agent of the Combining Genzyme Businesses or any person that is currently a party to any material contract or agreement with the Combining Genzyme Businesses.

         5.8  COMPLIANCE WITH LAWS.

             (a) Except as set forth in Section 5.8 of the Genzyme Disclosure Schedule, insofar as it relates to the Combining Genzyme Businesses, Genzyme and the Genzyme Subsidiaries have all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body material to the conduct of their businesses (collectively, "GENZYME PERMITS"); such Genzyme Permits are in full force and effect; and no proceeding is pending or, to the best knowledge of Genzyme, threatened to revoke or limit any such Genzyme Permit.

             (b) Except as set forth in Section 5.8 of the Genzyme Disclosure Schedule, insofar as it relates to the Combining Genzyme Businesses, Genzyme and the Genzyme Subsidiaries are not in violation of and have no liabilities, whether accrued, absolute, contingent or otherwise, under any federal, state, local or foreign law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, relating to the operation of clinical testing laboratories, labor and employment practices, health and safety, zoning, pollution or protection of the environment, except for violations of or liabilities under any of the foregoing which would not, in the aggregate, reasonably be expected to have a Genzyme Material Adverse Effect.

             (c) Each product or product candidate subject to (i) FDA jurisdiction under the FDCA or (ii) the EMEA that is manufactured, tested, distributed, held, and/or marketed by Genzyme or any Genzyme Subsidiary and which relates to the Combining Genzyme Businesses is being manufactured, tested, distributed, held and marketed in compliance in all material respects with all applicable requirements under the FDCA or the rules and regulations of the EMEA, as the case may be, including, but not limited to, those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security and neither Genzyme nor any Genzyme Subsidiary has received any notice and there has been no threat from any regulatory agency, including without limitation the FDA or EMEA, claiming or alleging any lack of compliance with any of the foregoing, except for any of the foregoing that would not reasonably be expected to have a Genzyme Material Adverse Effect.

             (d) Neither Genzyme nor any Genzyme Subsidiary nor, to the best of Genzyme's knowledge, any director, officer, agent, employee or other person acting on behalf of Genzyme, or any Genzyme Subsidiary, has, with respect to the Combining Genzyme Businesses, used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others, or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign law. Insofar as it relates to the Combining Genzyme Businesses, neither Genzyme nor any Genzyme Subsidiary nor, to the best of Genzyme's knowledge, any director, officer, agent, employee or other person acting on behalf of Genzyme or any Genzyme Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures.

         5.9 LEGAL PROCEEDINGS. Except as set forth in Genzyme SEC Reports, there are no outstanding orders, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against Genzyme, any Genzyme Subsidiary or any of their assets or properties that could reasonably be expected to have a Genzyme Material Adverse Effect. Except as set forth in Genzyme SEC Reports, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of Genzyme, threatened against Genzyme, any Genzyme Subsidiary or any of their securities, assets or properties that could reasonably be expected to have a Genzyme Material Adverse Effect.

         5.10 NO BREACH. Except for (a) the filing of the Registration Statement with the SEC, (b) filings required under the Exchange Act, (c) the filing of the Merger Filings as provided in Section 1.3, (d) the filing of a Notification and Report form under the HSR Act, (e) any required Genzyme stockholder approvals identified in Section 5.9 of the Genzyme Disclosure Schedule and (f) any approvals required under Genzyme's debt arrangements or other matters identified in Section 5.10 of the Genzyme Disclosure Schedule, the execution, delivery and performance of this Agreement by Genzyme and consummation by it of the transactions contemplated hereby will not (i) violate any provision of the charter or by-laws of Genzyme or Merger Sub, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, or otherwise give any other contracting party the right to terminate or accelerate obligations under, or constitute (or with notice or lapse of time or both constitute) a material default under, any material instrument, contract or other agreement to which Genzyme or a Genzyme Subsidiary is a party or to which any of them or any of their assets or properties is bound or subject, (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to Genzyme or a Genzyme Subsidiary or by which any of their assets or properties is bound, (iv) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (v) result in the creation of any lien or other encumbrance on the assets or properties of Genzyme or a Genzyme Subsidiary, excluding from the foregoing clauses (ii),
(iii), (iv) and (v) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, would not reasonably be expected to have a Genzyme Material Adverse Effect or materially interfere with the ability of Genzyme or Merger Sub to consummate the transactions contemplated hereby.

         5.11  INTELLECTUAL PROPERTY.

             (a) Genzyme and the Genzyme Subsidiaries own, or are licensed to use, or otherwise have the right to use all patents, trademarks, service marks, trade names, trade secrets, franchises and copyrights, and all applications for any of the foregoing, and all technology, know how and processes necessary for the conduct of the businesses of the Combining Genzyme Businesses as presently conducted (the "GENZYME PROPRIETARY RIGHTS") except
(i) to the extent failure to have such ownership or licenses would not reasonably be expected to have a Genzyme Material Adverse Effect or (ii) as disclosed in the Genzyme SEC Reports.

             (b) Genzyme is not aware of any claim by any third party that the businesses of the Combining Genzyme Businesses infringe upon the proprietary rights of others, nor has Genzyme or any Genzyme Subsidiary received any written notice or claim of infringement with respect to such businesses from any third party other than any claims that would not reasonably be expected to have a Genzyme Material Adverse Effect. Genzyme is not aware of any existing or threatened infringement by any third party on, or any competing claim of right to use or own any of, the Genzyme Proprietary Rights. Except as disclosed in Section 5.11 of the Genzyme Disclosure Schedule, to the best of Genzyme's knowledge, Genzyme and the Genzyme Subsidiaries have the unencumbered right to sell the products and services of the Combining Genzyme Businesses free from any royalty or other financial obligations to third parties.

             (c) Except as set forth in Section 5.11 of the Genzyme Disclosure Schedule, to the best knowledge of Genzyme, insofar as it relates to the Combining Genzyme Businesses, none of the activities of the employees of Genzyme or any Genzyme Subsidiary on behalf of such entity violates any agreement or arrangement which any such employees have with former employers. To the best of Genzyme's knowledge, all employees and consultants who contributed to the discovery or development of any of the Genzyme Proprietary Rights (other than Proprietary Rights licensed to Genzyme or a Genzyme Subsidiary by any party other than a consultant to Genzyme or Genzyme Subsidiary) did so either (i) within the scope of his or her employment such that, in accordance with applicable law, all Genzyme Proprietary Rights arising therefrom became the exclusive property of Genzyme or the Genzyme Subsidiary or (ii) pursuant to written agreements assigning all Genzyme Proprietary Rights arising therefrom to Genzyme or the Genzyme Subsidiary.

         5.12 INSURANCE. Genzyme maintains policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors' and officers' and other insurance as are customary for similar well-managed businesses. Section 5.12 of the Genzyme Disclosure Schedule describes the products liability insurance (including any related umbrella coverage) maintained by Genzyme. Neither Genzyme nor any Genzyme Subsidiary is in default with respect to any provision contained in such policy or binder nor has any of Genzyme or a Genzyme Subsidiary failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. Neither Genzyme nor any Genzyme Subsidiary has received notice of cancellation or non-renewal of any such policy or binder.

         5.13  EMPLOYEE BENEFIT PLANS.

             (a) Except as described in Section 5.13 of the Genzyme Disclosure Schedule, neither Genzyme nor any Genzyme Subsidiary now maintains or contributes to, nor has any outstanding liability with respect to, any pension, profit-sharing, deferred compensation, restricted stock bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement for the benefit of any director, officer, consultant or employee, whether active or terminated, of Genzyme or any Genzyme Subsidiary and related to the Genzyme Combining Businesses. Each of the arrangements set forth in
Section 5.13 of the Genzyme Disclosure Schedule is hereinafter referred to as a "GENZYME EMPLOYEE BENEFIT PLAN."

             (b) Genzyme has delivered to Genzyme true, correct, and complete copies of each Genzyme Employee Benefit Plan.

             (c) Each Genzyme Employee Benefit Plan is and has heretofore been maintained and operated in compliance in all material respects with the terms of such plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, and governmental rules or regulations in effect from time to time, including but not limited to ERISA and the Code and applicable to such plan.

             (d) There is no pending, or to the best of Genzyme's knowledge, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Genzyme Employee Benefit Plan, or to the best of Genzyme's knowledge, any fiduciary or service provider thereof relating to such Plan.

             (e) With respect to each Genzyme Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that Genzyme or any Genzyme Subsidiary is required, under the terms of each such plan, to have paid as contributions to that plan as of the end of the most recently ended plan year of that plan.

         5.14 EMPLOYEE RELATIONS. No work stoppage or labor strike against Genzyme or any Genzyme Subsidiary and relating to or affecting the Genzyme Combining Businesses is pending or threatened. Neither Genzyme nor any Genzyme Subsidiary is involved in or, to the knowledge of Genzyme, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee of the Genzyme Combining Businesses, including without limitation charges of unfair labor practices or discrimination complaints, that, if adversely determined, would result in material liability to Genzyme. Neither Genzyme nor any Genzyme Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act with respect to the Genzyme Combining

Businesses that would, directly or indirectly result in material liability to Genzyme. Neither Genzyme nor any Genzyme Subsidiary is presently, nor has it been in the past, a party to or bound by any collective bargaining agreement or union contract with respect to employees of the Genzyme Combining Businesses other than as set forth in Section 5.14 of the Genzyme Disclosure Schedule and no such collective bargaining agreement is being negotiated by Genzyme or any Genzyme Subsidiary. No union organizing campaign or activity with respect to non-union employees of the Genzyme Combining Businesses is ongoing, pending or, to the best knowledge of Genzyme, threatened.

         5.15 ENVIRONMENTAL MATTERS. Except as disclosed in documents filed prior to the date hereof by Genzyme with the SEC under the Exchange Act and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Genzyme Material Adverse Effect, insofar as it relates to the Combining Genzyme Businesses: (i) Genzyme and the Genzyme Subsidiaries have obtained all permits required by any Environmental Law necessary to conduct their respective businesses, and complied with all applicable Environmental Laws and such permits; (ii) to the knowledge of Genzyme, the properties currently owned or operated by Genzyme and the Genzyme Subsidiaries (including soils, groundwater, surface water, air, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) to the knowledge of Genzyme, the properties formerly owned or operated by Genzyme or any of the Genzyme Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Genzyme or any of the Genzyme Subsidiaries; (iv) neither Genzyme nor any of the Genzyme Subsidiaries are subject to liability or obligated to report or respond in any way for any Hazardous Substance placement, release disposal or contamination on the property of any third party; (v) neither Genzyme nor any of the Genzyme Subsidiaries have generated, used, handled, transported, stored or released from or at any location including without limitation any properties currently or formerly owned or operated by or for the benefit of Genzyme or any Genzyme Subsidiary any Hazardous Substance except in compliance with applicable law; and (vi) neither Genzyme nor any of the Genzyme Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Genzyme or any of the Genzyme Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law.

         5.16 BOARD APPROVAL. The Board of Directors of Genzyme, as of the date of this Agreement, has determined (a) to propose that Genzyme's stockholders approve the Reorganization and the issuance of the shares of GBS Division Common Stock issuable pursuant to this Agreement and (b) recommend that the stockholders of Genzyme approve the Reorganization and the issuance of the shares of GBS Division Common Stock issuable pursuant to this Agreement.

         5.17 BROKERAGE. Other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, no broker, finder, agent or similar intermediary has acted on behalf of Genzyme in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with Genzyme, or any action taken by Genzyme.

         5.18 YEAR 2000 MATTERS. Insofar as it relates to or affects the Combining Genzyme Businesses, Genzyme and the Genzyme Subsidiaries have not experienced, and do not reasonably expect to experience, any material problems related to Systems failing to be Year 2000 Compliant.

         5.19 PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information supplied or to be supplied by Genzyme for inclusion in the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Genzyme for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date it is first mailed to holders of Biomatrix Common Stock or holders of any series of Genzyme Common Stock or at the time of the Biomatrix Stockholders Meeting or Genzyme Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus, insofar as it relates to the information required to be supplied by Genzyme, will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

         5.20 AVAILABLE FUNDS. Genzyme has sufficient funds on hand or available to it under the Genzyme Credit Facility as necessary to satisfy all of Genzyme's and Merger Sub's obligations under this Agreement and in connection with the transactions contemplated hereby, including, without limitation, the obligation to pay the cash portion of the Merger Consideration and to pay all related fee and expenses in connection with the Merger.

                      ARTICLE VI - COVENANTS AND AGREEMENTS

         6.1 BIOMATRIX CONDUCT OF BUSINESS. Except with the prior written consent of Genzyme and except as otherwise contemplated herein or referred to in Section 6.1 of the Biomatrix Disclosure Schedule, during the period from the date hereof to the Closing Date, Biomatrix shall observe the following covenants:

             (a)  AFFIRMATIVE COVENANTS PENDING CLOSING. Biomatrix shall:

                  (i) PRESERVE THE BUSINESS; MAINTAIN PROPERTIES, CONTRACTS. Use reasonable commercial efforts to preserve the business of Biomatrix, and perform and comply in all material respects with the terms of the contracts referred to in Section 4.8;

                  (ii) OPERATE IN THE ORDINARY COURSE OF BUSINESS. Operate Biomatrix's business in the ordinary course consistent with past practices;

                  (iii) PROTECT INTELLECTUAL PROPERTY RIGHTS. Use reasonable commercial efforts to preserve and protect the Proprietary Rights;

                  (iv) RETAIN EMPLOYEES. Use reasonable commercial efforts consistent with past practices to preserve intact and keep available the services of present employees of Biomatrix and the Biomatrix Subsidiaries;

                  (v) COMPLY WITH BIOMATRIX OPTIONS AND CONVERTIBLE NOTE. Take all actions necessary with respect to Biomatrix Options and the Biomatrix Convertible Note to effectuate the terms of this Agreement, provided, however, that Genzyme shall have the right to approve any agreements to modify terms of the underlying instruments;

                  (vi) MAINTAIN INSURANCE. Use reasonable commercial efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

                  (vii) NOTIFY ON FDA MATTERS. Subject to the terms of applicable contracts, notify Genzyme promptly (A) after receipt of any material communication from the FDA and before giving any material submission to the FDA, except with respect to any product for which Genzyme has or is developing a competing product, and (B) prior to the addition of new clinical trials; and

                  (viii) TAXES. Pay all taxes when due and, except where Biomatrix has filed for extensions, file all Tax Returns due between the date hereof and the Effective Time.

             (b)  NEGATIVE COVENANTS PENDING CLOSING.  Biomatrix shall not:

                  (i) DISPOSE OF ASSETS. Sell or transfer, or mortgage, pledge, lease or otherwise encumber any of its assets, including its Proprietary Rights, other than sales or transfers in the ordinary course of business and in amounts not exceeding $250,000;

                  (ii) INCUR LIABILITIES. Incur any indebtedness for borrowed money, obligation or liability or enter into any contracts or commitments involving potential payments to or by Biomatrix or any Biomatrix Subsidiary of $250,000 or more or issue or incur any indebtedness that is convertible into equity securities or has voting rights;

                  (iii) PAY COMPENSATION. Except as is otherwise disclosed in this Agreement, increase the compensation payable to any officer, director, employee, agent or consultant; or enter into any employment, severance or other agreement with any officer or director of Biomatrix or a Biomatrix Subsidiary; or adopt, or increase the benefits under, any employee benefit plan, except as required by law;

                  (iv) CHANGE CAPITAL STOCK. Make any change in the number of shares of its capital stock authorized, issued or outstanding or grant or accelerate the exercisability of, any option, warrant or other right to purchase, or convert any obligation into, shares of its capital stock, or declare or pay any dividend or other distribution with respect to any shares of its capital stock, or sell or transfer any shares of its capital stock, or redeem or otherwise repurchase any shares of its capital stock, except (1) issuances upon the exercise or conversion of options, warrants and convertible securities outstanding on the date of this Agreement and disclosed in the Biomatrix Disclosure Schedule and (2) repurchases from employees and consultants pursuant to the terms of agreements in existence on the date of this Agreement;

                  (v) AMEND CHARTER AND BY-LAWS. Cause, permit or propose any amendments to the Certificate of Incorporation or By-laws of Biomatrix;

                    (vi) MAKE ACQUISITIONS. Make, or permit to be made, any material acquisition of property or assets outside the ordinary course of business;

                    (vii) EXPEND CAPITAL. Authorize any single capital expenditure in excess of $100,000 or capital expenditures which in the aggregate exceed $500,000;

                    (viii) CHANGE ACCOUNTING POLICIES. Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it or restate, or become obligated to restate, the financial statements included in the Biomatrix 10-K or Biomatrix 10-Q;

                    (ix) MAKE CHANGES RELATING TO TAXES. Settle or compromise any material federal, state, local or foreign Tax liability, change any annual tax accounting period, change any method of Tax accounting, enter into any closing agreement relating to any Tax or surrender any right to claim a Tax refund or make any election with respect to Taxes;

                    (x) SETTLE LEGAL PROCEEDINGS. Settle or compromise any pending or threatened suit, action or claim which is material or which relates to the transactions contemplated hereby; provided that, at the request of Genzyme, Biomatrix shall use its reasonable commercial efforts to settle any such matter prior to the Effective Date on terms mutually satisfactory to Biomatrix and Genzyme;

                    (xi) ENTER INTO EXTRAORDINARY TRANSACTIONS. Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Biomatrix or any of the Biomatrix Subsidiaries (other than the Merger);

                    (xii) DISCHARGE INDEBTEDNESS. Pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the balance sheet included in the 1999 Financial Statements or incurred in the ordinary course of business and other than the payment, discharge or satisfaction of expenses incurred in connection with the transactions contemplated by this Agreement;

                    (xiii) TRIGGER WARN ACT OBLIGATIONS. Effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988;

                    (xiv) ENTER INTO NEW AGREEMENTS/AMENDMENTS. Enter into or modify in any material respect, or permit a Biomatrix Subsidiary to enter into or modify in any material respect, any license, development, research or collaboration agreement with any other person or entity other than modifications contemplated by such agreements; or

                    (xv) ASSUME OBLIGATIONS. Agree or obligate itself to do any of the foregoing. Nothing contained in this Agreement shall give Genzyme, directly or indirectly, the right to control or direct Biomatrix's operations prior to the Effective Time. Prior to the Effective Time, Biomatrix shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations. In the event Genzyme's consent is required under this Section 6.1, such consent shall not be unreasonably withheld or delayed.

         6.2. GENZYME CONDUCT OF BUSINESS. Except with the prior written consent of Biomatrix and except as otherwise contemplated herein or referred to in Section 6.2 of the Genzyme Disclosure Schedule, during the period from the date hereof to the Closing Date, Genzyme shall observe the following covenants:

               (a) AFFIRMATIVE COVENANTS PENDING CLOSING. Genzyme shall, insofar as it relates to the Combining Genzyme Businesses:

                    (i) PRESERVE THE BUSINESS; MAINTAIN PROPERTIES, CONTRACTS. Use reasonable commercial efforts to preserve the business of Genzyme, and perform and comply in all material respects with the terms of the contracts referred to in Section 5.7;

                    (ii) OPERATE IN THE ORDINARY COURSE OF BUSINESS. Operate Genzyme's business in the ordinary course consistent with past practices;

                    (iii) PROTECT INTELLECTUAL PROPERTY RIGHTS. Use reasonable commercial efforts consistent with past practices to preserve and protect the Genzyme Proprietary Rights;

                    (iv) RETAIN EMPLOYEES. Use reasonable commercial efforts consistent with past practices to preserve intact and keep available the services of present employees of Genzyme and the Genzyme Subsidiaries; and

                    (v) MAINTAIN INSURANCE. Use reasonable commercial efforts to keep in effect casualty, public liability, product liability, worker's compensation and other insurance policies in coverage amounts customary for similar businesses.

                    (vi) NOTIFY ON FDA MATTERS. Subject to the terms of applicable contracts, notify with Biomatrix promptly after receipt of any material communication from the FDA regarding a Serious Adverse Event or Serious Adverse Device Event (as defined under applicable FDA regulations), except where it relates to a product for which Biomatrix has or is developing a competing product.

               (b)  NEGATIVE COVENANTS PENDING CLOSING.  Genzyme shall not:

                    (i) DISPOSE OF ASSETS. Insofar as it relates to the Combining Genzyme Businesses, sell or transfer, or mortgage, pledge, lease or otherwise encumber any of its assets, including its Genzyme Proprietary Rights, other than sales or transfers in the ordinary course of business, in connection with the Allocated Borrowings or in amounts not exceeding $500,000;

                    (ii) INCUR LIABILITIES. Allocate any indebtedness for borrowed money to the Combining Genzyme Businesses, other than the Allocated Borrowings and for working capital, or issue or incur any indebtedness that is convertible into equity securities relating to or that has voting rights with respect to the Combining Genzyme Businesses;

                    (iii) PAY COMPENSATION. Insofar as it relates to or affects the Combining Genzyme Businesses and except in the ordinary course consistent with past practice, increase the compensation payable to any officer, director, employee, agent or consultant; or adopt, or increase the benefits under, any employee benefit plan, except as required by law;

                    (iv) ISSUE GBS DIVISION COMMON STOCK. Except pursuant to this Agreement or the Reorganization, issue any shares of GBS Division Common Stock or options, warrants or other rights to acquire GBS Division Common Stock;

                    (v) CHANGE CAPITAL STOCK. Except pursuant to the Reorganization, make any change in the number of shares of GSP Division Common Stock or GTR Division Common Stock authorized, issued or outstanding or grant or accelerate the exercisability of, any option, warrant or other right to purchase, or convert any obligation into, shares of GSP Division Common Stock or GTR Division Common Stock, or declare or pay any dividend or other distribution with respect to any shares of its GSP Division Common Stock or GTR Division Common Stock, or redeem or otherwise repurchase any shares of GSP Division Common Stock or GTR Division Common Stock, except (1) issuances upon the exercise or conversion of options, warrants and convertible securities outstanding on the date of this Agreement and disclosed herein, (2) issuances in the ordinary course of business consistent with past practice, not to exceed 900,000 shares in the aggregate, in connection with research, development and product commercialization activities or the grant of non-employee options therefor and (3) repurchases from employees and consultants pursuant to the terms of agreements in existence on the date of this Agreement;

                    (vi) AMEND CHARTER AND BY-LAWS. Other than as contemplated by this Agreement, cause, permit or propose any amendments to the Articles of Organization or By-laws of Genzyme or cause permit or propose any amendments to the Divisional Policies which would require the approval of holders of GBS Division Common Stock as a class if the shares of GBS Division Common Stock issuable in the Merger were outstanding;

                    (vii) MAKE ACQUISITIONS. Insofar as it relates to or affects the Combining Genzyme Businesses, make, or permit to be made, any material acquisition of property or assets outside the ordinary course of business;

                    (viii) CHANGE ACCOUNTING POLICIES. Insofar as it relates to or affects the Combining Genzyme Businesses, except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it or restate, or become obligated to restate, the financial statements included in the Genzyme 10-K or Genzyme 10-Q;

                    (ix) ENTER INTO EXTRAORDINARY TRANSACTIONS. Insofar as it relates to or affects the Combining Genzyme Businesses, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Genzyme or any of the Genzyme Subsidiaries (other than the Merger and the Reorganization) which would require the approval of holders of GBS Division Common Stock as a class if the shares of GBS Division Common Stock issuable in the Merger were outstanding;

                    (x) TRIGGER WARN ACT OBLIGATIONS. Insofar as it relates to or affects the Combining Genzyme Businesses, effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988;

                    (xi) ASSUME OBLIGATIONS. Insofar as it relates to or affects the Combining Genzyme Businesses, agree or obligate itself to do any of the foregoing.

         Nothing contained in this Agreement shall give Biomatrix, directly or indirectly, the right to control or direct Genzyme's operations prior to the Effective Time. Prior to the Effective Time, Genzyme shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations. In the event Biomatrix's consent is required under this Section 6.2, such consent shall not be unreasonably withheld or delayed.

         6.3 TAX-FREE REORGANIZATION TREATMENT. No party will knowingly take or cause or permit to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

         6.4 CORPORATE EXAMINATIONS AND INVESTIGATIONS. (a) Subject to the terms and conditions set forth in the confidentiality agreement, dated December 2, 1999, between Genzyme and Lehman Brothers Inc., as financial advisor to and on behalf of, Biomatrix (the "GENZYME CONFIDENTIALITY AGREEMENT"), prior to the Effective Time, Genzyme shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of Biomatrix, as is reasonably necessary or appropriate in connection with Genzyme's investigation of Biomatrix with respect to the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of Biomatrix's business and Biomatrix shall cooperate fully therein. No investigation by Genzyme shall diminish or obviate any of the representations, warranties, covenants or agreements of Biomatrix contained in this Agreement. In order that Genzyme may have full opportunity to make such investigation, Biomatrix shall furnish the representatives of Genzyme during such period with all such information and copies of such documents concerning the affairs of Biomatrix as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such investigation.

               (b) Subject to the terms and conditions set forth in the confidentiality agreement, dated February 15, 2000, between Genzyme and Biomatrix (the "BIOMATRIX CONFIDENTIALITY AGREEMENT" and together, with the Genzyme Confidentiality Agreement, the "CONFIDENTIALITY AGREEMENTS"), prior to the Effective Time, Biomatrix shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of Genzyme, as is reasonably necessary or appropriate in connection with Biomatrix's investigation of Genzyme with respect to the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of Genzyme's business and Genzyme shall cooperate fully therein. No investigation by Biomatrix shall diminish or obviate any of the representations, warranties, covenants or agreements of Genzyme contained in this Agreement. In order that Biomatrix may have full opportunity to make such investigation, Genzyme shall furnish the representatives of Biomatrix during such period with all such information and copies of such documents concerning the affairs of Genzyme as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such investigation.

         6.5 EXPENSES. Prior to the Effective Time, Biomatrix and Genzyme shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

         6.6 THIRD-PARTY CONSENTS. Prior to the Closing Date, the parties shall use their reasonable commercial efforts to obtain all authorizations, consents and Permits of others, necessary or desirable in connection with the consummation of the Merger.

         6.7 FURTHER ASSURANCES. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each party shall use its respective reasonable commercial efforts to take other such actions to ensure that, to the extent within its control or capable of influence by it, the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

         Nothing in this Agreement shall require Biomatrix or any Biomatrix subsidiary (prior to or following the Merger) to license, sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to license, sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the license, sale, holding separate or other disposition of, any assets of Biomatrix or any Biomatrix Subsidiary, whether as a condition to obtaining any approval from a governmental entity or any other person or for any other reason.

         6.8   PREPARATION OF DISCLOSURE DOCUMENTS.

               (a) As soon as practicable following the date of this Agreement, Biomatrix and Genzyme shall prepare the Proxy Statement/Prospectus. Biomatrix and Genzyme shall, in cooperation with the other, file the Proxy Statement/Prospectus with the SEC as its preliminary proxy statement and Genzyme shall, in cooperation with Biomatrix, prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included. Each of Biomatrix and Genzyme shall use reasonable commercial efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Biomatrix shall mail the Proxy Statement/Prospectus to its stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate supplemental or amended proxy material, and, if required in connection therewith, resolicit proxies. Genzyme shall mail the Proxy Statement/Prospectus to its holders of Common Stock as promptly as practicable after the Registration Statement is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate supplemental or amended proxy material, and, if required in connection therewith, resolicit proxies.

               (b) (i) Biomatrix shall, as soon as practicable following the date of this Agreement and the effectiveness of the Registration Statement, duly call, give notice of, convene and hold a meeting of its stockholders (the "BIOMATRIX STOCKHOLDERS MEETING") for the purpose of obtaining the required stockholder votes with respect to this Agreement, (ii) the Board of Directors of Biomatrix, unless otherwise required pursuant to the applicable fiduciary duties of the Board of Directors of Biomatrix to the stockholders of Biomatrix (as determined in good faith by the Board of Directors of Biomatrix based upon the advice of outside counsel), shall recommend adoption of this

Agreement by its stockholders and (iii) Biomatrix shall take all lawful action to solicit such adoption.

               (c) (i) Genzyme shall, as soon as practicable following the date of this Agreement and the effectiveness of the Registration Statement, duly call, give notice of, convene and hold a meeting of its holders of Common Stock (the "GENZYME STOCKHOLDERS MEETING") for the purpose of obtaining the required stockholder votes with respect to the Reorganization and the issuance of the shares of GBS Division Common Stock pursuant to this Agreement, (ii) the Board of Directors of Genzyme, unless otherwise required pursuant to the applicable fiduciary duties of the Board of Directors of Genzyme to the stockholders of Genzyme (as determined in good faith by the Board of Directors of Genzyme based upon the advice of outside counsel), shall recommend approval by its stockholders of the Reorganization and the issuance of the shares of GBS Division Common Stock pursuant to this Agreement and (iii) Genzyme shall take all lawful action to solicit such approval.

               (d) Except as required by law, no amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement shall be made by Genzyme or Biomatrix without the approval of the other party (which shall not be unreasonably withheld). Each party shall advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order by the SEC, or of any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

               (e) Biomatrix shall use reasonable efforts to cause to be delivered to Genzyme a letter from Biomatrix's independent public accountants, dated the date on which the Registration Statement shall become effective, addressed to Biomatrix, Genzyme and their boards of directors, in form and substance reasonably satisfactory to Genzyme and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         6.9 PUBLIC ANNOUNCEMENTS. Genzyme and Biomatrix will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement without the prior consent of the other party, which will not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the New York Stock Exchange or Nasdaq if such party has first used reasonable efforts to consult with the other party.

         6.10 NASDAQ MATTERS. Prior to the Closing Date, Genzyme shall use its reasonable commercial efforts to list for trading with Nasdaq the shares of GBS Division Common Stock to be issued in the Merger. Prior to the Closing Date, Biomatrix shall take such actions as are necessary so that trading of Biomatrix Common Stock on the New York Stock Exchange ceases prior to the Effective Time.

         6.11 NO SOLICITATION. Biomatrix will not, and will not permit any of its directors, officers, employees, agents or other representatives (including any financial advisors or attorneys) or those of any Biomatrix Subsidiary to:

               (a) solicit, initiate, facilitate or encourage discussions with any person, other than Genzyme, relating to the possible acquisition of Biomatrix or any Biomatrix Subsidiary or of all or a material portion of the assets or capital stock of Biomatrix or any Biomatrix Subsidiary or any merger, reorganization, consolidation, business combination, share exchange, recapitalization, dissolution, liquidation or similar transaction involving Biomatrix or any Biomatrix Subsidiary (an "ALTERNATIVE TRANSACTION");

               (b) participate in any negotiations regarding, or furnish to any other person non-public information with respect to, any effort or attempt by any person to do or to seek any Alternative Transaction; or

               (c) grant any waiver or release under any standstill or similar agreement.

         Notwithstanding the foregoing, Biomatrix and the Board of Directors of Biomatrix shall be permitted:

               (i) to the extent applicable, to comply with Rule 14e-2(a) under the Exchange Act with regard to an Alternative Transaction; and

               (ii) to engage in any discussions or negotiations with, or to provide any information to, a person who makes an unsolicited bona fide written proposal for an Alternative Transaction with terms which the Board of Directors of Biomatrix determines in its good faith judgment (after consultation with its financial advisor) to be more favorable to Biomatrix's stockholders than the Merger, if and only to the extent that, in the case of the actions referred to in this clause (ii), (A) Biomatrix is not in breach of its obligations under this Section 6.11, (B) the Board of Directors of Biomatrix concludes in good faith, after receipt of the advice of its outside legal counsel, that the provision of such information or the engaging in such negotiations or discussions is required by the directors' fiduciary duties in accordance with Delaware law and (C) prior to providing any information or data to any person in connection with an Alternative Transaction, the Board of Directors of Biomatrix receives from such person an executed confidentiality agreement with terms substantially similar to those contained in the Confidentiality Agreement (except as to standstill or non-solicitation provisions, provided that if Biomatrix enters into a confidentiality agreement without standstill or non-solicitation provisions or without standstill or non-solicitation provisions that are substantially similar to those in the Confidentiality Agreement, then Genzyme shall be relieved of the standstill or non-solicitation provisions, as applicable, in the Confidentiality Agreement).

         Biomatrix shall notify Genzyme promptly (and, in any case, within one business day) of any written inquiries, proposals or offers received by, any information requested from, or any discussions or negotiations sought to be initiated or continued with, any of its representatives concerning an Alternative Transaction, indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and, in the case of written materials, providing copies of such material. Biomatrix agrees that it will keep Genzyme informed, on a prompt basis (and, in any case, within one business day), of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Biomatrix agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any proposed Alternative Transaction or similar transaction or arrangement and will not waive any rights under any confidentiality agreements entered into with such parties. Biomatrix agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this 6.11 of the obligations undertaken in this Section 6.11. Biomatrix agrees that a breach of this Section 6.11 by any of its directors, officers, employees, agents or other representatives shall be deemed a breach by Biomatrix.

         6.12 REGULATORY FILINGS. As soon as is reasonably practicable, Genzyme and Biomatrix shall file, and Biomatrix shall endeavor to cause such stockholders of Biomatrix as are required to file, with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") any Notification and Report

Forms relating to the Merger required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification and control laws and regulations of any other applicable jurisdiction, as agreed to by the parties. Biomatrix and Genzyme each shall promptly (a) supply the other with any information which may be required in order to make such filings and (b) supply any additional information which may be requested by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties reasonably deem appropriate.

     6.13 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Closing Date, Biomatrix shall give prompt notice to Genzyme, and Genzyme shall give prompt notice to Biomatrix, of (a) the occurrence or non-occurrence of any event or circumstance the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (b) any failure of Biomatrix or Genzyme, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     6.14 REGISTRATION OF OPTION SHARES. Promptly after the Effective Time, Genzyme shall file one or more registration statements on Form S-8 (or any successor or other appropriate form), with respect to the shares of GBS Division Common Stock subject to Biomatrix Stock Options, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such options or purchase rights remain outstanding.

     6.15 EMPLOYEE MATTERS.

          (a) Genzyme will give individuals who are employed by Biomatrix and the Biomatrix Subsidiaries immediately prior to the Effective Time and remain as employees of Genzyme or a Genzyme Subsidiary ("AFFECTED EMPLOYEES") full credit for purposes of eligibility, vesting, benefit accrual (excluding however, benefit accrual under any defined benefit plans) and determination of the level of benefits under any employee benefit plans or arrangements maintained by Genzyme or any subsidiary of Genzyme for such Affected Employees' service with Biomatrix or any subsidiary of Biomatrix to the same extent as though the Affected Employee had been employed by Genzyme.

          (b) Genzyme will waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time.

          (c) As of the Effective Time, Genzyme shall assume and honor in accordance with their terms all written employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between Biomatrix or any subsidiary and any director, officer, employee or consultant thereof, including those described in Section 6.15(c) of the Biomatrix Disclosure Schedule, except as otherwise expressly agreed in writing between Genzyme and such person.

          (d) Except with the prior written consent of Genzyme, during the period from the date hereof to the Closing Date, Biomatrix shall not and shall not permit any Biomatrix Subsidiary (i) to make any discretionary contribution to the Biomatrix 401(k) plan (the "PLAN") or (ii) to make any required contribution to the Plan in Biomatrix Shares. Prior to the Closing Date, Biomatrix shall terminate the Plan.

     6.16 INDEMNIFICATION.

          (a) From and after the Effective Time, Genzyme will cause the Surviving Corporation to fulfill and honor in all respects the obligations, to the extent legally permissible, of Biomatrix pursuant to any indemnification provisions under Biomatrix's Certificate of Incorporation or By-laws as in effect on the date hereof (the persons entitled to indemnification thereunder being referred to herein as the "INDEMNIFIED PARTIES").

          (b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges with any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers substantially all of its assets to any person in a single transaction or a series of transactions, then, and in each such case, Genzyme will either guarantee the indemnification obligations referred to in this Section 6.16 or will make or cause to be made proper provision so that the successors and assigns of the Surviving Corporation assumes the indemnification obligations described herein for the benefit of the Indemnified Parties.

          (c) The provisions of this Section 6.16 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          (d) For a period of six years after the Effective Time, Genzyme shall use its best efforts to maintain in effect the current level and scope of directors' and officers' liability insurance policy (a copy of which has previously been delivered to Genzyme) from comparable insurers; PROVIDED, HOWEVER, that in no event shall Genzyme be required to expend in any one year in excess of 150% of the annual premium currently paid by Biomatrix for such coverage.

     6.17 AFFILIATES LETTERS. Biomatrix will use its commercially reasonable efforts to cause each person whom Biomatrix believes may be deemed to be an "affiliate" of Biomatrix, as that term is defined for purposes of paragraphs
(c) and (d) of Rule 145 under the Securities Act, to execute and deliver to it as promptly as practicable an executed copy of an affiliate letter substantially in the form of Exhibit B attached hereto. Biomatrix acknowledges that the shares of GBS Division Common Stock issued to these persons will contain an appropriate legend referring to the restrictions contained in Rule 145 and may be subject to stop order instructions with respect thereto.

            ARTICLE VII - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                   OF EACH PARTY TO CONSUMMATE THE MERGER

     The respective obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver by mutual consent of the other party, at or before the Effective Time, of each of the following conditions:

     7.1 STOCKHOLDER APPROVAL. Biomatrix shall have obtained the required vote of holders of Biomatrix Common Stock necessary to adopt this Agreement. Genzyme shall have obtained the Genzyme Stockholder Approvals.

     7.2 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective and shall remain effective and shall not be subject to a stop order at the Effective Time.

     7.3 ABSENCE OF ORDER. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     7.4 REGULATORY APPROVALS. All approvals from governmental entities shall have been obtained; PROVIDED, HOWEVER, that the conditions of this Section 7.4 shall not apply to any party whose failure to fulfill its obligations under this Agreement shall have been the cause of, or shall have resulted in, such failure to obtain such approval.

     7.5 HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     7.6. NASDAQ. The shares of GBS Division Common Stock issuable in the Merger shall have been listed on Nasdaq.

         ARTICLE VIII - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                    MERGER SUB TO CONSUMMATE THE MERGER

     The obligations of Genzyme and Merger Sub to consummate the Merger are subject, to the fulfillment of the following conditions, any one or more of which may be waived by Genzyme:

     8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Other than changes contemplated by the Agreement, the representations and warranties made by Biomatrix in this Agreement (without regard to knowledge or materiality qualifiers) (a) shall have been accurate as of the date of this Agreement and
(b) shall be accurate as of the Closing Date as if made on and as of the Closing Date, except (i) to the extent such representations and warranties speak as of a specific date, in which case such representations and warranties shall be accurate in all material respects as of such date and (ii) where the failure to be accurate, considered in the aggregate, would not reasonably be expected to have a Biomatrix Material Adverse Effect. Biomatrix shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Biomatrix shall have delivered to Genzyme a certificate from its chief executive officer, dated the Closing Date, to the foregoing effect.

     8.2 DELAWARE CERTIFICATES. Biomatrix shall have delivered a copy of the Certificate of Incorporation of Biomatrix, as in effect immediately prior to the Closing Date, certified by the Delaware Secretary of State and a certificate, as of the most recent practicable date, of the Delaware Secretary of State as to Biomatrix's corporate good standing.

     8.3 SECRETARY'S CERTIFICATE. Biomatrix shall have delivered a certificate of the Secretary of Biomatrix, dated as of the Closing Date, certifying as to (a) the incumbency of officers of Biomatrix executing documents executed and delivered in connection herewith, (b) a copy of the By-Laws of Biomatrix, as in effect from the date this Agreement was approved by the Board of Directors of Biomatrix until the Closing Date and (c) a copy of the resolutions of the Board of Directors of Biomatrix authorizing and approving the applicable matters contemplated hereunder.

     8.4 TAX OPINION. Genzyme shall have received the opinion of Palmer & Dodge LLP, counsel to Genzyme, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion (a) the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (b) each of Biomatrix and Genzyme will be a party to that reorganization within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned on receipt of representation letters from each of Biomatrix and Genzyme. The specific provisions of each such representation letter shall be in form and substance satisfactory to Palmer & Dodge LLP and Bingham Dana LLP, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Closing Date.

     8.5 MERGER FILINGS. Biomatrix shall have executed and delivered the Merger Filings referred to in Section 1.3.


           ARTICLE IX - CONDITIONS PRECEDENT TO THE OBLIGATION OF
                     BIOMATRIX TO CONSUMMATE THE MERGER

     The obligation of Biomatrix to consummate the Merger is subject to the fulfillment of the following conditions, any one or more of which may be waived by it:

     9.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Other than changes contemplated by this Agreement, the representations and warranties made by each of Genzyme and Merger Sub in this Agreement (without regard to knowledge or materiality qualifiers) (a) shall have been accurate as of the date of this Agreement and (b) shall be accurate as of the Closing Date as if made on and as of the Closing Date, except (i) to the extent such representations and warranties speak as of a specific date, in which case such representations and warranties shall be accurate in all material respects as of such date and (ii) where the failure to be accurate, considered in the aggregate, would not reasonably be expected to have a Genzyme Material Adverse Effect. Each of Genzyme and Merger Sub shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Each of Genzyme and Merger Sub shall have delivered to Biomatrix a certificate from its chief executive officer, dated the Closing Date, to the foregoing effect.

     9.2 MASSACHUSETTS CERTIFICATES. Each of Genzyme and Merger Sub shall have delivered (i) a copy of its Articles of Organization, as in effect immediately prior to the Closing Date, certified by the Massachusetts Secretary of State and (ii) a certificate, as of the most recent practicable date, of the Massachusetts Secretary of State as to its corporate good standing.

     9.3 CLERK'S CERTIFICATES. Each of Genzyme and Merger Sub shall have delivered a certificate of its Clerk, dated as of the Closing Date, certifying as to (a) the incumbency of its officers executing documents executed and delivered in connection herewith, (b) a copy of its By-Laws, as in effect from the date this Agreement was approved by its Board of Directors until the Closing Date and (c) a copy of the resolutions of its Board of Directors authorizing and approving the applicable matters contemplated hereunder.

     9.4 TAX OPINION. Biomatrix shall have received the opinion of Bingham Dana LLP, counsel to Biomatrix, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion (a) the Merger will be treated for United States Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (b) each of Biomatrix and Genzyme will be a party to that reorganization within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned on receipt of representation letters from each of Biomatrix and Genzyme. The specific provisions of each such representation letter shall be in form and substance satisfactory to Bingham Dana LLP and Palmer & Dodge LLP, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Closing Date.

     9.5. REORGANIZATION. Biomatrix shall have received evidence reasonably satisfactory to it that the Reorganization shall occur on or before the Closing Date.

     9.6 MERGER FILINGS. Genzyme shall have executed and delivered the Merger Filings referred to in Section 1.3.

                 ARTICLE X - TERMINATION, AMENDMENT AND WAIVER

     10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after adoption by holders of Biomatrix Common Stock:

          (a) by either Biomatrix or Genzyme, by written notice to the other, if the Effective Time shall not have occurred on or before September 30, 2000; provided, however, that the right to terminate this Agreement under this Section 10.1(a) shall not be available to any party whose breach of a representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

          (b) by Biomatrix (provided that Biomatrix is not then in breach of any representation, warranty, covenant or other agreement contained herein, where all of such breaches in the aggregate would reasonably be expected to result in a Biomatrix Material Adverse Effect), by written notice to Genzyme, if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties contained in this Agreement on the part of Genzyme, and (i) such breach and each other such breach in the aggregate would reasonably be expected to result in a Genzyme Material Adverse Effect, and (ii) such breach is either not cured within twenty (20) days following written notice to Genzyme or by its nature cannot be cured;

          (c) by Genzyme (provided that Genzyme is not then in material breach of any representation, warranty, covenant or other agreement contained herein, where all of such breaches in the aggregate would reasonably be expected to result in a Genzyme Material Adverse Effect), by written notice to Biomatrix, if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties contained in this Agreement on the part of Biomatrix, and (i) such breach and each other such breach in the aggregate would reasonably be expected to result in a Biomatrix Material Adverse Effect, and (ii) such breach is either not cured within twenty (20) days following written notice to Biomatrix or by its nature cannot be cured;

          (d) by either Genzyme or Biomatrix, by written notice to the other, if any governmental entity shall have issued any injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction or other action shall have become final and non-appealable;

          (e) by either Genzyme or Biomatrix, by written notice to the other, if the stockholders of Biomatrix shall not have adopted this Agreement (a "BIOMATRIX STOCKHOLDER FAILURE EVENT") or Genzyme has not obtained the Genzyme Stockholder Approvals (a "GENZYME STOCKHOLDER FAILURE EVENT") within ninety (90) days after the later of (i) the date the Registration Statement has been declared effective by the SEC or (ii) the date of the most recent supplemental proxy materials the SEC requires Biomatrix or Genzyme to distribute to its stockholders; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party whose breach of a representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of stockholder adoption of this Agreement on or before such date;

          (f) by Genzyme, by written notice to Biomatrix, if Biomatrix's Board of Directors (i) fails to include in the Proxy Statement/Prospectus its recommendation that Biomatrix's stockholders vote to adopt this Agreement,
(ii) withdraws, modifies or qualifies in a manner materially adverse to Genzyme its approval of or its recommendation that its stockholders vote for the adoption of this Agreement, (iii) adopts resolutions approving or otherwise authorizes or recommends an Alternative Transaction or (iv) fails to recommend against a tender or exchange offer in any position taken pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act;

          (g) by Biomatrix, if as a result of a proposal for an Alternative Transaction, the Board of Directors of Biomatrix shall have determined in good faith, after receipt of the advice of outside legal counsel, that the directors are obligated by their fiduciary duties in accordance with Delaware law to terminate this Agreement; PROVIDED, HOWEVER, that it shall be a condition precedent to the termination of this Agreement by Biomatrix pursuant to this Section 10.1(g) that Biomatrix shall have provided Genzyme at least five (5) days notice of its intention to exercise its right to terminate pursuant to this Section 10.1(g);

          (h) by Biomatrix, by written notice to Genzyme, if Genzyme's Board of Directors (i) fails to include in the Proxy Statement/Prospectus its recommendation that Genzyme's stockholders vote to approve the Reorganization and the issuance of the GBS Division Common Stock pursuant to this Agreement or (ii) withdraws, modifies or qualifies in a manner materially adverse to Biomatrix its approval of or its recommendation that its stockholders vote for the approval of the Reorganization and the issuance of the GBS Division Common Stock pursuant to this Agreement; and

          (i)   at any time with the written consent of Genzyme and Biomatrix.

     10.2 EFFECT OF TERMINATION. If this Agreement is terminated as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, without liability on the part of Genzyme and Biomatrix and their respective directors, officers or stockholders, except that (a) the provisions of this Article X, Article XI, Section 6.5 relating to expenses, Section 6.9 relating to publicity, and the Confidentiality Agreements shall survive, and
(b) no such termination shall relieve any party from liability by reason of any willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

     10.3 EXPENSE REIMBURSEMENT.

          (a) Biomatrix shall pay to Genzyme an amount equal to all out-of-pocket expenses and fees incurred by Genzyme, including without limitation fees and expenses payable to all legal, accounting, financial and professional advisers, relating to the Merger or the transactions contemplated by this Agreement not exceeding $2,000,000 in the aggregate, upon the termination of this Agreement by Genzyme pursuant to Section 10.1(f).

          (b) Genzyme shall pay to Biomatrix an amount equal to all out-of-pocket expenses and fees incurred by Biomatrix, including without limitation fees and expenses payable to all legal, accounting, financial and professional advisers, relating to the Merger or the transactions contemplated by this Agreement not exceeding $2,000,000 in the aggregate, upon the termination of this Agreement by Biomatrix pursuant to Section 10.1(h).

          (c) Any payments required by this Section 10.3 will be payable by wire transfer of immediately available funds to an account designated by the receiving party. Notwithstanding Section 6.5, Biomatrix and Genzyme agree that if either party fails to promptly make any payment required under this Section
10.3 and the receiving party commences a suit against the paying party to collect such payment, the losing party shall indemnify the prevailing party for its costs and expenses (including attorney's fees and expenses) incurred in connection with such suit and if the receiving party is the prevailing party then the paying party shall pay the receiving party interest on the amount of the payment at the prime rate of Fleet National Bank (or its successors or assigns) in effect on the date the payment was payable pursuant to this Section 10.3.

     10.4 BREAK-UP FEES.

          (a) Biomatrix shall pay Genzyme a termination fee of $22,000,000 (less any amount paid pursuant to Section 10.3(a) if applicable) (the "BREAK-UP FEE") upon the earliest to occur of the following events:

                (i) the termination of this Agreement by Biomatrix pursuant to Section 10.1(g), in which case the Break-Up Fee shall be paid at the time of, and as a condition to, such termination; or

                (ii) the termination of this Agreement pursuant to Section 10.1(e) in connection with a Biomatrix Stockholder Failure Event if at the time of the Biomatrix Failure Event,

                      (A) there shall have been announced or commenced an Alternative Transaction with a Third Party (as defined below) and Biomatrix shall have executed or consummated an agreement to engage in the same, in which case the Break-Up Fee shall be paid at the time of and, in the case of a termination by Biomatrix as a condition to, such termination, or

                      (B) there shall have been announced or commenced an Alternative Transaction with a Third Party and (x) Biomatrix shall have engaged in, or entered into an agreement to engage in, an Alternative Transaction with such Third Party or any Affiliate (as defined below) thereof or with a Competing Party (as defined below) within twelve months after the date of the Biomatrix Stockholder Failure Event or (y) Biomatrix's Board of Directors shall have recommended an Alternative Transaction with the Third Party proposing such Alternative Transaction or any Affiliate thereof or with a Competing Party within twelve months after the date of the Biomatrix Stockholder Failure Event, in which case the Break-Up Fee will be payable upon the occurrence of the event referred to in (x) or (y) above; or

               (iii) the termination of this Agreement by Genzyme pursuant to Section 10.1(f) if at the time of such termination,

                     (A) there shall have been announced or commenced, or Biomatrix shall have received a proposal for, an Alternative Transaction with a Third Party and Biomatrix shall have executed or consummated an agreement to engage in the same, in which case the Break-Up Fee shall be paid at the time of such termination, or

                     (B) there shall have been announced or commenced, or Biomatrix shall have received a proposal for, an Alternative Transaction with a Third Party and (x) Biomatrix shall have engaged in, or entered into an agreement to engage in, an Alternative Transaction with such Third Party or any Affiliate thereof or with a Competing Party within twelve months after the date of such termination or (y) Biomatrix's Board of Directors shall have recommended an Alternative Transaction with the Third Party proposing such Alternative Transaction or any Affiliate thereof or with a Competing Party within twelve months after the date of such termination, in which case the Break-Up Fee will be payable upon the occurrence of the event referred to in (x) or (y) above.

               (b) Genzyme shall pay Biomatrix a termination fee of $22,000,000 (less any amount paid pursuant to Section 10.3(b) if applicable) (the "GENZYME BREAK-UP FEE") upon the earlier to occur of the following events:

               (i) the termination of this Agreement pursuant to Section 10.1(e) in connection with a Genzyme Stockholder Failure Event if at the time of the Genzyme Stockholder Failure Event,

                     (A) there shall have been announced or commenced a Genzyme Alternative Transaction (as defined below) with a Third Party and Genzyme shall have executed or consummated an agreement to engage in the same, in which case the Genzyme Break-Up Fee shall be paid at the time of, and in the case of a termination by Genzyme as a condition to, such termination, or

                     (B) there shall have been announced or commenced a Genzyme Alternative Transaction with a Third Party and (x) Genzyme shall have engaged in, or entered into an agreement to engage in, a Genzyme Alternative Transaction with such Third Party or any Affiliate thereof or with a Competing Party within twelve months after the date of such Genzyme Stockholder Failure Event or (y) Genzyme's Board of Directors shall have recommended an Alternative Transaction with the Third Party proposing such Alternative Transaction or any Affiliate thereof or with a Competing Party within twelve months after the date of such Genzyme Stockholder Failure Event, in which case the Genzyme Break-Up Fee will be payable upon the occurrence of the event referred to in (x) or (y) above.

               (ii) the termination of this Agreement pursuant to Section 10.1(h) by Biomatrix if at the time of such termination,

                     (A) there shall have been announced or commenced, or Genzyme shall have received a proposal for, a Genzyme Alternative Transaction with a Third Party and Genzyme shall have executed or consummated an agreement to engage in the same, in which case the Genzyme Break-Up Fee shall be paid at the time of such termination, or

                     (B) there shall have been announced or commenced, or Genzyme shall have received a proposal for, a Genzyme Alternative Transaction with a Third Party and (x) Genzyme shall have engaged in, or entered into an agreement to engage in, a Genzyme Alternative Transaction with such Third Party or any Affiliate thereof or with a Competing Party within twelve months after the date of such termination or (y) Genzyme's Board of Directors shall have recommended an Alternative Transaction with the Third Party proposing such Alternative Transaction or any Affiliate thereof or with a Competing Party within twelve months after the date of such termination, in which case the Genzyme Break-Up Fee will be payable upon the occurrence of the event referred to in (x) or (y) above.

               (c) As used in this Agreement, (A) "Genzyme Alternative Transaction" means either (i) a transaction pursuant to which any Third Party acquires 30% or more of the outstanding shares of GTR Division Common Stock or GSP Division Common Stock, pursuant to a tender offer or exchange offer of otherwise, (ii) a merger, consolidation or other combination with any Third Party involving Genzyme or any Genzyme Subsidiary in which the holders of GTR Division Common Stock or GSP Division Common Stock do not own at least a majority of the equity of the entity that controls the GTR Division's business or the GSP Division's business after completion of such transaction,
(iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Genzyme) having a fair market value (as determined by the Board of Directors of Genzyme in good faith) equal to more than 30% of the fair market value of all the assets of the Combining Genzyme Businesses immediately prior to such transaction; (B) "Third Party" means any person (or group of persons) other than Genzyme or Biomatrix or their Affiliates; (C) "Competing Party" shall mean, in the context of an Alternative Transaction, any person other than Genzyme or its Affiliates who announces or commences an Alternative Transaction, or with whom an Alternative Transaction occurs, while an Alternative Transaction with a Third Party is pending and, in the context of a Genzyme Alternative Transaction, any person other than Biomatrix or its Affiliates who announces or commences a Genzyme Alternative Transaction, or with whom a Genzyme Alternative Transaction occurs while a Genzyme Alternative Transaction with a Third Party is pending; and (D) "Affiliate" means, with respect to any person or entity, any other person or entity that controls, is controlled by, or is under common control with, such person or entity.

               (d) Any payments required by this Section 10.4 will be payable by the paying party by wire transfer of immediately available funds to an account designated by the receiving party. Notwithstanding Section 6.5, Genzyme and Biomatrix agree that if the paying party fails to promptly make any payment required under this Section 10.4 and the receiving party commences a suit against the paying party to collect such payment, the losing party shall indemnify the prevailing party for its costs and expenses (including attorneys fees and expenses) incurred in connection with such suit and if the receiving party is the prevailing party then the paying party shall pay the receiving party interest on the amount of the payment at the prime rate of Fleet National Bank (or its successors or assigns) in effect on the date the payment was payable pursuant to this Section 10.4.

               (e)  The maximum amount payable by Biomatrix pursuant to
Section 10.3 and this Section 10.4 is subject to the limitations of Section 10 of the Stock Option Agreement.

         10.5 AMENDMENT. This Agreement may not be amended except by an instrument signed by each of the parties hereto by action taken by or on behalf of their respective Boards of Directors; PROVIDED, HOWEVER, that after adoption of this Agreement by the stockholders of Biomatrix, without the further approval of the stockholders of Biomatrix, no amendment may be made that (a) alters or changes the amount or kind of consideration to be received as provided in
Section 2.1, (b) alters or changes any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, if any, or (c) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the stockholders of Biomatrix.

         10.6 WAIVER. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; PROVIDED THAT any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

                           ARTICLE XI - MISCELLANEOUS

         11.1 NO SURVIVAL. None of the representations and warranties of Biomatrix or Genzyme contained herein shall survive the Effective Time, and only those covenants and agreements contained herein that by their terms are to be performed after the Effective Time shall survive the Effective Time.

         11.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

               (a)  if to Genzyme or Merger Sub, to:

                    Genzyme Corporation
                    One Kendall Square
                    Cambridge, MA  02139-1562
                    Attn: Earl M. Collier, Jr., Executive Vice President
                    Telephone:  (617) 252-7500
                    Facsimile:  (617) 252-7802

                    with a copy to:

                    Palmer & Dodge LLP
                    One Beacon Street
                    Boston, MA  02108
                    Attn:  Paul Kinsella
                    Telephone:  (617) 573-0100
                    Facsimile:  (617) 227-4420

               (b)  if to Biomatrix, to:

                    Biomatrix, Inc.
                    65 Railroad Avenue
                    Ridgefield, NJ  07657
                    Attn:  Dr. Endre A. Balazs, Chairman and
                           Chief Executive Officer
                    Telephone:  201-945-9550
                    Facsimile:  201-945-1430

                    with a copy to:

                    Bingham Dana LLP
                    150 Federal Street
                    Boston, MA  02110
                    Attn: Justin P. Morreale
                    Telephone:  (617) 951-8000
                    Facsimile:  (617) 951-8736

Any party may by notice given in accordance with this Section 10.2 to the other parties designate another address or person for receipt of notices hereunder.

         11.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the Merger and related transactions, and supersede all prior agreements, written or oral, between the parties with respect thereto, other than the Confidentiality Agreements, which shall survive execution of this Agreement, as they may be modified by
Section 6.11 hereof. Each party confirms that in entering into this Agreement, such party has not relied on any representation, warranty or other statement of any kind other than such representations, warranties and other statements as are contained in this Agreement (including the schedules hereto).

         11.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its conflict of law provisions, except to the extent that the laws of the State of Delaware apply to the Merger and the rights of Biomatrix stockholders relative to the Merger.

         11.5  BINDING EFFECT; NO ASSIGNMENT; NO THIRD-PARTY BENEFICIARIES.

               (a) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other party hereto.

               (b) Other than Section 6.16, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Genzyme and Biomatrix and their respective successors and permitted assigns and right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         11.6 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "SECTION" or "SECTIONS" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         11.7 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

         11.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

         11.9 SUBMISSION TO JURISDICTION; WAIVER. Each of Biomatrix and Genzyme irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of The Commonwealth of Massachusetts and each of Biomatrix and Genzyme hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Biomatrix and Genzyme hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that
(i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         11.10 WAIVER OF JURY TRIAL. Each party hereto waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, any agreement, contract or other document or instrument executed in connection herewith, or any of the transactions contemplated hereby.

         11.11 ENFORCEMENT. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

         11.12 RULES OF CONSTRUCTION. (a) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                (b) For purposes of this Agreement, with respect to any matter that is clearly disclosed in any portion of the Biomatrix Disclosure Schedule or Genzyme Disclosure Schedule in such a way as to make its relevance to the information called for by another Section of this Agreement readily apparent, such matter shall be deemed to have been included in the Biomatrix Disclosure Schedule or Genzyme Disclosure Schedule in response to such other Section, notwithstanding the omission of any appropriate cross-reference thereto.

                (c) The phrase "to the best of Biomatrix's knowledge", to Biomatrix's knowledge" and similar qualifiers shall mean and be limited to the actual knowledge after reasonable inquiry of the persons identified in Section
11.12 of the Biomatrix Disclosure Schedule.

                (d) The phrase "to the best of Genzyme's knowledge", to Genzyme's knowledge" and similar qualifiers shall mean and be limited to the actual knowledge after reasonably inquiry of the persons identified in Section
11.12 of the Genzyme Disclosure Schedule.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger under seal as of the date first stated above.

                                       GENZYME CORPORATION

                                       By /s/ Earl M. Collier, Jr.
                                         --------------------------------------
                                       Name:  Earl M. Collier, Jr.
                                       Title: Executive Vice President


                                       SEAGULL MERGER
                                       CORPORATION

                                       By  /s/ Earl M. Collier, Jr.
                                         --------------------------------------
                                       Name:   Earl M. Collier, Jr.
                                       Title:  President

                                       By: /s/ David B. Johnston
                                         --------------------------------------
                                       Name:   David B. Johnston
                                       Title:  Treasurer


                                       BIOMATRIX, INC.

                                       By: /s/ Endre A. Balazs
                                         --------------------------------------
                                       Name:   Endre A. Balazs
                                       Title:  Chairman and Chief Executive
                                               Officer, and Chief Scientific
                                               Officer

                                       By: /s/ Rory B. Riggs
                                         --------------------------------------
                                       Name:   Rory B. Riggs
                                       Title:  President

                                       By: /s/ Maxine Seifert
                                         --------------------------------------
                                       Name:   Maxine Seifert
                                       Title:  Vice President, Finance, Chief
                                               Financial Officer and Treasurer

                                   EXHIBIT A-1

                  MANAGEMENT AND ACCOUNTING POLICIES GOVERNING
                      THE RELATIONSHIP OF GENZYME DIVISIONS

THE BOARD OF DIRECTORS OF GENZYME CORPORATION (THE "GENZYME BOARD") HAS ADOPTED THE FOLLOWING POLICIES TO GOVERN THE MANAGEMENT OF GENZYME BIOSURGERY, GENZYME GENERAL AND GENZYME MOLECULAR ONCOLOGY, AND THE RELATIONSHIPS BETWEEN EACH DIVISION. EXCEPT AS OTHERWISE PROVIDED IN THE POLICIES, THE GENZYME BOARD MAY MODIFY OR RESCIND THE POLICIES, OR ADOPT ADDITIONAL POLICIES, IN ITS SOLE DISCRETION WITHOUT APPROVAL OF THE STOCKHOLDERS, SUBJECT ONLY TO THE GENZYME BOARD'S FIDUCIARY DUTY TO THE STOCKHOLDERS OF GENZYME CORPORATION.

         1. PURPOSE OF GENZYME BIOSURGERY, GENZYME GENERAL AND GENZYME MOLECULAR ONCOLOGY. The purpose of Genzyme Biosurgery is to create a business with a comprehensive approach to the field of biosurgery by developing and commercializing a portfolio of products for the treatment and prevention of serious tissue injury (excluding products developed on behalf of GDP) and a portfolio of devices, biomaterials, biotherapeutics and other products for the field of biosurgery; these products and services include (i) the products and services offered or under development by Biomatrix, Inc. as of ________, 2000, and included in the Descriptive Memorandum furnished by it to Genzyme Corporation, and (ii) products and services offered or under development by Genzyme Corporation's former Genzyme Tissue Repair Division and Genzyme Corporation's former Genzyme Surgical Products Division as of ________, 2000. The purpose of Genzyme General is to develop and market therapeutic products and diagnostic services and products. The purpose of Genzyme Molecular Oncology is to create a focused, integrated oncology business that will develop and commercialize novel therapeutic and diagnostic products and services based upon molecular tools and genomic information. In addition to the programs initially assigned to each of Genzyme Biosurgery and Genzyme Molecular Oncology, it is expected that the product and service portfolio of each division will expand through the addition of complementary programs, products and services developed either within or outside of the division, including acquiring or in-licensing programs, products and services from outside of Genzyme Corporation. Each of Genzyme Biosurgery and Genzyme Molecular Oncology will be operated and managed similarly to Genzyme General except as provided herein.

         2. REVENUE ALLOCATION. Revenues from the sale or licensing of a division's products and services to entities external to Genzyme Corporation shall be credited to that division. Products and services normally sold by a division to entities external to Genzyme Corporation that are used by other divisions within Genzyme Corporation shall be recorded as interdivisional revenues and interdivisional purchases subject to the policy regarding Other Interdivisional Transactions.

         3. EXPENSE ALLOCATION. Direct Expenses shall be charged to the division for whose benefit the Direct Expenses have been incurred. Expenses other than Direct Expenses shall be subject to the policy regarding Other Interdivisional Transactions.

         4. ASSET ALLOCATION. Assets that are exclusively dedicated to the production of goods and services of a division shall be allocated to that division. Production assets that are utilized by more than one division shall be subject to the policy regarding Other Interdivisional Transactions.

         5. TAX ALLOCATIONS. Income taxes shall be allocated to each division based upon the financial statement income, taxable income, credits and other amounts properly allocable to such division under generally accepted accounting principles as if each division were a separate taxpayer; provided, however, that as of the end of any fiscal quarter of Genzyme Corporation, any projected annual tax benefit attributable to any division that cannot be utilized by such division to offset or reduce its current or deferred income tax expense may be allocated to the other divisions in proportion to their taxable income without any compensating payment or allocation.

         6. ACQUISITIONS OF PROGRAMS, PRODUCTS OR ASSETS. Upon the acquisition by Genzyme Corporation from a third party of any programs, products or assets (whether by acquisitions of assets or stock, merger, consolidation or otherwise), the aggregate cost of the acquisition and the programs, products or assets acquired shall be allocated among the divisions of Genzyme Corporation. In the case of material acquisitions, such allocation shall be made in a manner determined by the Genzyme Board to be fair and reasonable to each division and to the holders of the common stock representing each division, taking into account such matters as the Genzyme Board and its financial advisors, if any, deem relevant. Any such determination will be final and binding on the holders of common stock.

         7. DISPOSITION OF PROGRAMS, PRODUCTS OR ASSETS. Upon the sale, transfer, assignment or other disposition by Genzyme Corporation of any program, product or asset not consisting of all or substantially all of the assets of the division, all proceeds from such disposition shall be allocated to the division to which the program, product or asset had been allocated among such divisions based on their respective interests in such program, product or asset. Such allocations shall be made in a manner determined by the Genzyme Board to be fair and reasonable to such divisions and to holders of the common stock representing such divisions, taking into account such matters as the Genzyme Board and its financial advisors, if any, deem relevant. Any such determination by the Genzyme Board will be final and binding on the holders of common stock.

         8. INTERDIVISIONAL ASSET TRANSFERS. The Genzyme Board may at any time and from time to time reallocate any program, product or other asset from one division to any other division. All such reallocations shall be done at fair market value, determined by the Genzyme Board, taking into account, in the case of a program under development, the commercial potential of such program, the phase of clinical development of such program, the expenses associated with realizing any income from such program, the likelihood and timing of any such realization and other matters that the Genzyme Board and its financial advisors, if any, deem relevant. The consideration for such reallocation may be paid by one division to another in cash or other consideration with a value equal to the fair market value of the assets being reallocated or, in the case of a reallocation of assets from Genzyme General to Genzyme Biosurgery or Genzyme Molecular Oncology, the Genzyme Board may elect to account for such reallocation as an increase in the Designated Shares representing the division to which such assets are reallocated in accordance with the provisions of Genzyme Corporation's articles of organization.

Notwithstanding the foregoing, no Key GMO Program, as defined below, may be transferred out of Genzyme Molecular Oncology without a class vote of the holders of the common stock representing Genzyme Molecular Oncology (the "GZMO Stock") unless the Genzyme Board determines that such Key GMO Program has application outside of the field of oncology, in which case it may be transferred out only for the non-oncology applications; provided, however that the SAGE Service (as herein defined) may not be transferred out of Genzyme Molecular Oncology for any application without the approval of the holders of the GZMO Stock voting as a separate class.

A "Key GMO Program" is any of the following: (i) use of the Serial Analysis of Gene Expression ("SAGE-TM-") technology licensed from The Johns Hopkins University School of Medicine for third parties ("SAGE Service"); (ii) the clinical program developing adenovirus vectors containing the tumor antigens Ad-MART 1 or Ad-gp100 for the treatment of melanoma; (iii) the "suicide" gene therapy research program developing adenovirus and lipid vectors containing genes to enhance chemotherapy for oncology indications; (iv) the research program developing adenovirus and lipid vectors containing tumor suppressor genes for oncology indications; (v) the research program developing adenovirus and lipid vectors containing genes to regulate the immune system for oncology indications, including heat shock proteins; (vi) the research program developing antibody-based gene therapy for the treatment of tumors; and (vii) any additional program, product or service being developed from time to time in Genzyme Molecular Oncology which (a) constituted 20% or more of the research and development budget of Genzyme Molecular Oncology in any one of the three most recently completed fiscal years or (b) has had a cumulative investment of $8 million or more in research and development expenses by Genzyme Molecular Oncology.

The foregoing policies regarding transfers of assets between divisions will not be changed by the Genzyme Board without the approval of the holders of the common stock representing Genzyme Biosurgery (the "GZBS Stock") and the GZMO Stock, each voting as a separate class; provided, however, that if a policy change affects one, but not both of, Genzyme Biosurgery and Genzyme Molecular Oncology, only holders of shares representing the affected division will be entitled to vote on such matter.

         9. OTHER INTERDIVISIONAL TRANSACTIONS. This policy shall cover interdivisional transactions other than asset transfers, which shall be subject to the policy regarding Interdivisional Asset Transfers. From time to time, a division may engage in transactions directly with one or more other divisions or jointly with one or more other divisions and one or more third parties. Such transactions may include agreements by one division to provide products and services for use by another division and joint venture or other collaborative arrangements involving more than one division to develop new products and services jointly and with third parties. Such transactions shall be subject to the following conditions:

                  (a) Research and development (including clinical and regulatory support), distribution, sales, marketing, and general and administrative services (including allocated space) performed by one division for the benefit of another division will be charged to the division for which work is performed on a cost basis. Direct costs shall be allocated in a manner described above under "Expense Allocation" and such division performing the work will not recognize revenue as a result of performing such work. Direct labor and indirect costs shall be allocated in a reasonable and consistent manner based on the utilization by the division of the services to which such costs relate. The division performing such work will not recognize revenue as a result of performing such work.

                  (b) Manufacturing of goods and services by one division exclusively for the benefit of another division and not for external sale shall be charged to the division for which the work is performed on a cost basis. Manufacturing costs shall include an interest charge on the gross fixed assets employed in such manufacturing process. Gross fixed assets in this case shall be determined at the beginning of each fiscal year for the facility used. The interest rate in this case shall be the short term borrowing rate of Genzyme Corporation at the beginning of each fiscal year. Direct labor and indirect costs shall be allocated in a reasonable and consistent manner based on the receipt of benefit by the division of the goods and services to which such costs relate. The division performing such work will not recognize revenue as a result of performing such work.

                  (c) Other than Research and development (including clinical and regulatory support) distribution, sales, marketing, general and administrative services (including allocated space), interdivisional transactions shall be on terms and conditions that would be obtainable in transactions negotiated at arm's length with unaffiliated third parties. The division performing such work will not recognize revenue as a result of performing such work.

                  (d) Any interdivisional transaction (i) to be performed on terms and conditions that deviate from the policies set forth in subparagraphs
(a), (b) or (c) above and (ii) that is material to one or more of the participating divisions will require approval by the Genzyme Board, which approval shall include a determination by the Genzyme Board that the transaction is fair and reasonable to each participating division and to the holders of the common stock representing each such division.

                  (e) Loans may be made from time to time between divisions. Any such loan of $1 million or less will mature within 18 months and interest will accrue at the best borrowing rate available to Genzyme Corporation for a loan of like type and duration. Amounts borrowed in excess of $1 million will require approval of the Genzyme Board, which approval shall include a determination by the Genzyme Board that the material terms of such loan, including the interest rate and maturity date, are fair and reasonable to each participating division and to holders of the common stock representing such division.

                  (f) All material interdivisional transactions shall be reduced to service contracts and signed by an authorized member of the management team of affected divisions.

         10. ACCESS TO TECHNOLOGY AND KNOW-HOW. Each division of Genzyme Corporation shall have unrestricted access to all technology and know-how of the Corporation that may be made useful to such division's business, subject to any obligations or limitations applicable to Genzyme Corporation and its divisions.

         11. DISPOSITION OF GZBS AND GZMO DESIGNATED SHARES.

                  (a) The GZBS Designated Shares and the GZMO Designated Shares may be (i) issued upon the exercise or conversion of outstanding stock options, warrants or convertible securities allocated to Genzyme General, (ii) subject to the restrictions set forth in Paragraph 13, sold for any valid business purpose, or (iii) distributed as a dividend to the holders of shares of the common stock representing Genzyme General (the "GENZ Stock"), all as determined from time to time by the Genzyme Board in its sole discretion.

                  (b) If, as of ____________ __ of each year starting on __________ __, 2000, the number of GZBS Designated Shares on such date exceeds the sum of (i) ten percent (10%) of the number of shares of GZBS Stock then issued and outstanding and (ii) the number of shares of GZBS Stock issuable on such date with respect to stock options, stock purchase rights, warrants or other securities convertible into or exercisable for shares of GZBS Stock outstanding on such date, substantially all GZBS Designated Shares will be distributed to holders of record of GENZ Stock, subject to reservation of a number of such shares equal to the sum of (x) the number of GZBS Designated Shares reserved for issuance with respect to stock options, stock purchase rights, warrants or other securities convertible into or exercisable for shares of GENZ Stock outstanding on such date ("GENZ Convertible Securities") as a result of anti-dilution adjustments required by the terms of such instruments or approved by the Genzyme Board and (y) the number of GZBS Designated Shares reserved by the Genzyme Board as of such date for sale not later than six months after such date, the proceeds of which sale will be allocated to Genzyme General.

                  (c) If, as of November 30 of each year, the number of GZMO Designated Shares on such date exceeds the sum of (i) ten percent (10%) of the number of shares of GZMO Stock then issued and outstanding and (ii) the number of shares of GZMO Stock issuable on such date with respect to stock options, stock purchase rights, warrants or other securities convertible into or exercisable for shares of GZMO Stock outstanding on such date, substantially all GZMO Designated Shares will be distributed to holders of record of GENZ Stock, subject to reservation of a number of such shares equal to the sum of
(x) the number of GZMO Designated Shares reserved for issuance upon the exercise or conversion of GENZ Convertible Securities as a result of anti-dilution adjustments required by the terms of such instruments or approved by the Genzyme Board and (y) the number of GZMO Designated Shares reserved by the Genzyme Board as of such date for sale not later than six months after such date, the proceeds of which sale will be allocated to Genzyme General.

         12. ISSUANCE AND SALE OF ADDITIONAL SHARES OF COMMON STOCK. When additional shares of common stock are issued and sold by Genzyme Corporation, Genzyme Corporation will identify (i) the number of such shares issued and sold for the account of the division to which they relate, the proceeds of which will be allocated to and reflected in the financial statements of such division and (ii) the number of such shares issued and sold that shall reduce the number of Designated Shares of such division. Notwithstanding the foregoing, Genzyme will not sell any GZBS Designated Shares or GZMO Designated Shares (except upon exercise or conversion of options, warrants or convertible securities issued by Genzyme General that were adjusted as a result of a dividend of GZBS or GZMO Stock paid to holders of GENZ Stock) unless (i) the Genzyme Board determines that Genzyme Biosurgery or Genzyme Molecular

Oncology, as the case may be, has cash sufficient to fund its operations for at least the next 12 months or (ii) shares of GZBS Stock or GZMO Stock, as the case may be, are concurrently being sold for the account of Genzyme Biosurgery or Genzyme Molecular Oncology, respectively, in an amount that will produce proceeds sufficient to fund such division's cash needs for the next 12 months.

         13. OPEN MARKET PURCHASES OF SHARES OF COMMON STOCK. Genzyme Corporation may make open market purchases of its common stock in accordance with applicable securities law requirements; provided, however, that in no event shall any such purchases be made if as an immediate result thereof the number of Designated Shares representing a division will exceed 60% of the number of shares of such division outstanding plus such number of Designated Shares. Notwithstanding the foregoing, within 90 days of any open market purchase of the common stock representing any division, Genzyme Corporation may not exercise the right provided under its articles of organization to exchange shares representing such division for cash and/or shares of GENZ Stock.

         14. CLASS VOTING. In addition to any stockholder approval required by Massachusetts law, whenever the approval of the holders of the common stock representing a division is required to take any action pursuant to these policies or Genzyme Corporation's articles of organization, such requirement shall be satisfied if a meeting of the holders of the common stock representing such division is held at which a quorum is present and the votes cast in favor of the proposed action exceed the votes cast against.

         15. NON-COMPETE. Genzyme Biosurgery, Genzyme General and Genzyme Molecular Oncology shall not engage to any material extent in each other's principal businesses other than through joint ventures or other collaborative arrangements involving more than one division to develop new products and services jointly and with third parties, which transactions shall be subject to the conditions set forth in Paragraph 9. The divisions may compete in a business which is not a principal business of another division. The Genzyme Board may determine in its good faith business judgment whether any particular activities of one division involve a material engagement in the principle businesses of another division.

         16. CORPORATE OPPORTUNITIES. The Genzyme Board will review any matter which involves the allocation of a corporate opportunity to any of the divisions, or in part to one division and in part to another division. In accordance with Massachusetts law, the Genzyme Board will make its determination with regard to the allocation of any such opportunity and the benefit of any such opportunity in accordance with its good faith business judgment of the best interests of Genzyme and all of its stockholders as a whole. Among the factors that the Genzyme Board may consider in making this allocation are (i) whether a particular corporate opportunity is principally related to the business of Genzyme Biosurgery, Genzyme General or Genzyme Molecular Oncology; (ii) whether one division, because of its managerial or operational expertise, will be better positioned to undertake the corporate opportunity; (iii) whether one division, because of its financial resources, will be better positioned to undertake the corporate opportunity; and (iv) existing contractual agreements and restrictions.

                                   EXHIBIT A-2

              TERMS OF THE GENZYME BIOSURGERY DIVISION COMMON STOCK

E.       GENZYME BIOSURGERY DIVISION COMMON STOCK

         1. AUTHORIZED AMOUNTS AND DESIGNATIONS. __________ million (______,000,000) shares of Common Stock are designated as a series of Common Stock with the following designation: Genzyme Biosurgery Division Common Stock (the "GBS Stock"). To the extent legally permitted, such number of shares may be increased or decreased by vote of the Board of Directors, PROVIDED that no decrease shall reduce the number of shares of GBS Stock to a number less than the number of shares of such series then outstanding plus the number of shares of such series reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into GBS Stock.

         2. DIVIDENDS AND DISTRIBUTIONS. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid upon the GBS Stock, in such amounts and at such times as the Board of Directors may determine, only out of the lesser of (a) funds of the Corporation legally available therefor and (b) the Available GBS Dividend Amount.

         3. VOTING RIGHTS. The holders of GBS Stock, voting together with the holders of shares of all other series of Common Stock as a single class of stock, shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, except as may be determined by the Board of Directors in establishing any series of Common or Preferred Stock or as may otherwise be required by law. Each share of GBS Stock shall entitle the holder thereof to .50 votes through December 31, 2000. On January 1, 2001 and on each January 1 every two years thereafter, the number of votes to which the holder of each share of GBS Stock shall be entitled shall be adjusted and fixed for two-year periods to equal the quotient (expressed as a decimal and rounded to the nearest two decimal places) obtained by dividing (i) the Fair Market Value of one share of GBS Stock by (ii) the Fair Market Value of one share of GGD Stock as of such date. If no shares of GGD Stock are outstanding on such date, then all other series of voting Common Stock outstanding on such date shall have a number of votes such that each share of the series of outstanding Common Stock that has the highest Fair Market Value per share on such date (the "Base Series") shall have one vote and each share of each other series of outstanding Common Stock shall have the number of votes determined according to the immediately preceding sentence, treating, for such purpose, the Base Series as the GGD Stock in such sentence. If shares of GBS Stock are entitled to vote separately as a class, each share of GBS Stock shall have one vote.

         4. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the rights of the holders of GBS Stock shall be as follows:

              (a) After the Corporation has satisfied or made provision for its debts and obligations and for the payment to the holders of shares of any class or series of capital stock having preferential rights to receive distributions of the net assets of the Corporation (including any accumulated and unpaid dividends), the holders of GBS Stock shall be entitled to receive the net assets of the Corporation remaining for distribution, on a per share basis in proportion to the respective liquidation units per share of all series of Common Stock. Each share of GBS Stock shall, subject to this Section IV.E.4(a), have 50 liquidation units.

              (b) For the purposes of Section IV.E.4(a), any merger or business combination involving the Corporation or any sale of all or substantially all of the assets of the Corporation shall not be treated as a liquidation.

         5. SPECIAL VOTING RIGHTS. The Corporation shall not, without approval by the holders of the GBS Stock at a meeting at which a quorum is present and the votes cast in favor of the proposal exceed those cast against:

              (a) allow any proceeds from the Disposition of the properties or assets allocated to Genzyme Biosurgery Division to be used in the business of any other Division without fair compensation being allocated to Genzyme Biosurgery Division as determined by the Board of Directors;

              (b) allow any properties or assets allocated to Genzyme Biosurgery Division to be used in the business of any other Division or for the declaration or payment of any dividend or distribution on any series of Common Stock other than the GBS Stock without fair compensation being allocated to Genzyme Biosurgery Division as determined by the Board of Directors;

              (c) issue, sell or otherwise distribute shares of GBS Stock without allocating the proceeds or other benefits of such issuance, sale or distribution to Genzyme Biosurgery Division; PROVIDED, HOWEVER, that the Corporation may without such approval issue GBS Designated Shares;

              (d) change the rights or preferences of the GBS Stock so as to affect the GBS Stock adversely; or

              (e) effect any merger or business combination involving the Corporation as a result of which (i) the holders of all series of Common Stock of the Corporation shall no longer own, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving corporation and (ii) the holders of all series of Common Stock of the Corporation do not receive the same form of consideration, distributed among such holders in proportion to the Market Capitalization of each series of Common Stock as of the date of the first public announcement of such merger or business combination.

         Notwithstanding the foregoing, if the Corporation receives an opinion of Qualified Tax Counsel that, by reason of any Tax Law Change, the special voting rights of the GBS Stock set forth in this subsection 5 would cause a Tax Event absent the termination of such rights, then the Corporation may, by vote of a majority of the stock outstanding and entitled to vote thereon, voting together as a single class, authorize an amendment to these Articles of Organization to effect the termination of such rights in order to avoid the occurrence of such Tax Event. Any such amendment shall not be deemed to change the rights or preferences of the GBS Stock so as to affect the GBS Stock adversely as contemplated by either Section IV.E.5(d) or Section 77 of the Massachusetts Business Corporation Law.

         6. EXCHANGE OR REDEMPTION OF GBS STOCK. Shares of GBS Stock are subject to exchange or redemption upon the terms and conditions set forth below:

              (a) OPTIONAL EXCHANGE OF GBS STOCK.

                    (1) The Board of Directors may at any time, including without limitation in the event of the reallocation, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets allocated to Genzyme Biosurgery Division to any other Division of Genzyme (a "GBS Reallocation"), declare that each of the outstanding shares of GBS Stock shall be exchanged, on an Exchange Date, as determined by the Board of Directors, for (a) a number of fully paid and nonassessable shares of GGD Stock (calculated to the nearest five decimal places) equal to (1) 130% of the Fair Market Value of one share of the GBS Stock (the "GBS Optional Exchange Amount") as of the date of the first public announcement by the Corporation (the "GBS Optional Exchange Announcement Date") of such exchange divided by (2) the Fair Market Value of one share of GGD Stock as of such GBS Optional Exchange Announcement Date or
(b) cash equal to the GBS Optional Exchange Amount, or (c) any combination of GGD Stock and cash equal to the Optional Exchange Amount as determined by the Board of Directors.

                    (2) If the Corporation receives an opinion of Qualified
Tax Counsel that a Tax Event has occurred by reason of any Tax Law Change, then the Board of Directors may at any time declare that each of the outstanding shares of GBS Stock shall be exchanged, on an Exchange Date, as determined by the Board of Directors, hereof, for a number of fully paid and nonassessable shares of GGD Stock (calculated to the nearest five decimal places) equal to (1) the Fair Market Value of one share of the GBS Stock as of the date of the first public announcement by the Corporation of such exchange divided by (2) the Fair Market Value of one share of GGD Stock as of such date.

                    (3) At any time at which all of the assets and liabilities attributed to Genzyme Biosurgery Division (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (each, a "GBS Subsidiary"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, exchange on an Exchange Date, as determined by the Board of Directors, all of the outstanding shares of GBS Stock for all of the shares of common stock of each GBS Subsidiary outstanding immediately prior to such exchange of shares, such shares of common stock of each GBS Subsidiary to be delivered to the holders of shares of GBS Stock on the Exchange Date either directly or indirectly through the delivery of shares of another GBS Subsidiary that owns directly or indirectly all such shares, and to be divided among the holders of GBS Stock on a pro rata basis in accordance with the number of shares of GBS Stock held by each such holder on such Exchange Date, each of which shares of common stock of such GBS Subsidiary shall be, upon such delivery, fully paid and nonassessable.

              (b) MANDATORY EXCHANGE OR REDEMPTION OF OR PAYMENT OF DIVIDEND ON GBS STOCK.

                    (1) GBS MANDATORY PAYMENT. In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets allocated to Genzyme Biosurgery Division to any person, entity or group (other than a Disposition of a type set forth in subsection
(2) of this subsection (b)), on or prior to the 60th Business Day, or such earlier date required under this Section IV.E.6, following the date of the GBS Mandatory Payment Announcement (as defined in Section IV.E.6(d)(2)), the Corporation shall, as determined in its discretion by the Board of Directors which must select one of the following such alternatives:

                         (a) provided that there are funds of the Corporation
legally available therefor, pay to the holders of the shares of GBS Stock a dividend on a pro rata basis in accordance with the number of shares of GBS Stock held by each such holder in cash and/or in securities (other than shares of a series of Common Stock) or other property having a Fair Market Value as of the date of the Disposition in the aggregate equal to the Fair Market Value as of the date of the Disposition of the GBS Net Proceeds of such Disposition; or

                         (b) provided that there are funds of the Corporation
legally available therefor,

                               (i) if such Disposition involves all (not
merely substantially all) of the properties and assets attributed to Genzyme Biosurgery Division, redeem or exchange as of a Redemption Date determined by the Board of Directors, all outstanding shares of GBS Stock in exchange for, on a pro rata basis, cash and/or securities (other than shares of a series of Common Stock) or other property having a Fair Market Value as of the date of the Disposition in the aggregate equal to the Fair Market Value as of the date of the Disposition of the GBS Net Proceeds of such Disposition; or

                               (ii) if such Disposition involves substantially
all (but not all) of the properties and assets attributed to Genzyme Biosurgery Division, redeem or exchange as of a Redemption Date as determined by the Board of Directors such number of whole shares of GBS Stock (which may be all, but not more than all, of such shares outstanding) as have in the aggregate an average Closing Price during the period of ten (10) consecutive Trading Days beginning on the first Trading Day immediately following the date of the Estimated GBS Net Proceeds Announcement (as defined in Section IV.E.6(d)(2)) closest to the Fair Market Value as of the date of the Disposition of the GBS Net Proceeds of such Disposition in consideration for, on a pro rata basis, cash and/or securities (other than shares of a series of Common Stock) or other property having a Fair Market Value as of the date of the Disposition in the aggregate equal to such Fair Market Value of the GBS Net Proceeds; or

                         (c) declare that each outstanding share of GBS Stock
shall be exchanged as of an Exchange Date as determined by the Board of Directors into a number of fully paid and nonassessable shares of GGD Stock equal to 110% of the ratio (calculated to the nearest five decimal places) of the average Closing Price of one share of GBS Stock over the period of ten
(10) consecutive Trading Days beginning on the first Trading Day immediately following the date of the Estimated GBS Net Proceeds Announcement (as defined in Section IV.E.6(d)(2)) to the average Closing Price of one share of GGD Stock over the same ten Trading Day period.

Any redemption or exchange of or dividend payment on GBS Stock made pursuant to this Section IV.E.6(b)(1) or Section IV.E.6(c)(3) is hereinafter referred to as a "GBS Mandatory Payment." Notwithstanding the foregoing provisions of this Section IV.E.6(b), the Corporation shall redeem GBS Stock as provided by
Section IV.E.6(b)(1)(b) only if the amount to be paid pursuant to such redemption is less than or equal to the GBS Available Dividend Amount as of the Redemption Date.

                    (2) EXCEPTIONS TO MANDATORY PAYMENT. Notwithstanding the foregoing Section IV.E.6(b)(1) or Section IV.E.6(c)(3), a GBS Mandatory Payment shall not be required by the occurrence of a Disposition:

                         (a) by the Corporation of all or substantially all of
the Corporation's properties and assets in one transaction or a series of related transactions, including such Disposition in connection with the dissolution, liquidation or winding up of the Corporation and the distribution of assets to stockholders as referred to in Section IV.E.4;

                         (b) of the properties and assets attributed to
Genzyme Biosurgery Division as contemplated by Section IV.E.6(a)(3) or otherwise to all holders of GBS Stock divided among such holders on a pro rata basis in accordance with the number of shares GBS Stock outstanding;

                         (c) to any person or entity controlled (as determined
by the Board of Directors) by the Corporation;

                         (d) in connection with a Related Business Transaction
in respect of Genzyme Biosurgery Division; or

                         (e) that is conditioned upon the affirmative vote of
the holders of GBS Stock, voting as a separate class.

              (c) TERMINATION OF CASH EXCHANGE RIGHT. If the Corporation receives an opinion of Qualified Tax Counsel that, by reason of any Tax Law Change, the right or obligation of the Corporation to exchange GBS Stock for cash, securities or other property pursuant to Section IV.E.6(a)(1) or (3) or IV.E.6(b) (each, a "GBS Cash Exchange Right") would cause a Tax Event if not terminated, then the Board of Directors may at any time, by a vote of a majority of the directors then in office, elect to terminate any or all such GBS Cash Exchange Rights, with the result that the Corporation shall thereafter have, depending on which GBS Cash Exchange Right(s) is (are) so terminated:

                    (1) under Section IV.E.6(a)(1) only the right to cause the exchange of GBS Stock for GGD Stock and not for cash, securities or other property other than capital stock of the Corporation,

                    (2) no right to effect an exchange under Section IV.E.6(a)(3), and/or

                    (3) no right or obligation to effect a GBS Mandatory Payment under Section IV.E.6(b), provided that if the Board shall no longer have the right or obligation to effect a GBS Mandatory Payment under Section IV.E.6(b), then if a GBS Mandatory Payment thereunder shall otherwise be or have been required, the Corporation instead shall have the obligation to effect on or prior to the first Business Day after the 90th day following the consummation of such Disposition, a GBS Mandatory Payment pursuant to which it shall exchange each outstanding share of GBS Stock for a number of fully paid and nonassessable shares of GGD Stock (calculated to the nearest five decimal places) equal to (i) the Fair Market Value of one share of the GBS Stock as of the date of the first public announcement of such Disposition by the Corporation by press release divided by (ii) the Fair Market Value of one share of GGD Stock as of such date.

Notwithstanding the foregoing, the Board of Directors may not terminate any GBS Cash Exchange Right during the period commencing on the date of a Disposition requiring a GBS Mandatory Payment until the date upon which the related GBS Mandatory Payment is effected by the Corporation.

              (d) EXCHANGE AND REDEMPTION PROCEDURES.

                    (1) If the Corporation determines to exchange shares of GBS Stock pursuant to Section IV.E.6(a), the Corporation shall cause notice to be sent not less than 30 nor more than 60 days prior to the Exchange Date in the form and manner set forth in Section IV.F.1, and the procedures governing such exchange shall be those set forth in Section IV.F.1.

                    (2) Not later than the 20th Business Day following the consummation of a Disposition described in Section IV.E.6(b)(1) with respect to Genzyme Biosurgery Division, the Corporation shall announce publicly by press release (1) the estimated GBS Net Proceeds, (2) the number of outstanding shares of GBS Stock and (3) the number of shares of GBS Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof (the "Estimated GBS Net Proceeds Announcement"). Not earlier than the day immediately following the 10th Trading Day, nor later than the 15th Trading Day, following the date of the Estimated GBS Net Proceeds Announcement, the Corporation shall announce publicly by press release which of the actions specified in Section IV.E.6(b)(1) that it has irrevocably determined to make in respect of such Disposition (the "GBS Payment Method Announcement").

                    (3) If the Corporation determines to pay a dividend pursuant to Section IV.E.6(b)(1)(a), the Corporation shall, not later than the 15th Trading Day following the date of the Estimated GBS Net Proceeds Announcement, cause notice to be sent to the holders of shares of GBS Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of GBS Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 10th Trading Day and not later than the 20th Trading Day following the date of such notice, (2) the anticipated payment date of such dividend (which shall not be more than 60 Business Days following the date of the GBS Payment Method Announcement), (3) the type and amount of property to be paid as such dividend in respect of the outstanding shares of GBS Stock, (4) the GBS Net Proceeds, (5) the number of outstanding shares of GBS Stock and the number of shares of GBS Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (6) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities (unless the terms of a Convertible Security provide otherwise) on or prior to the record date referred to in clause (1) of this sentence. Except as provided in the preceding sentence, such notice shall conform with the provisions governing notice at Section IV.F.1 and the provisions governing the payment of such dividend shall be those set for in such Section IV.F.1 to the extent such provisions are applicable to the payment of a dividend.

                    (4) If the Corporation determines to redeem shares of GBS Stock pursuant to Section IV.E.6(b)(1)(b)(i), the Corporation shall, not later than the 15th Trading Day following the date of the Estimated GBS Net Proceeds Announcement, cause notice to be sent in the form and manner set forth in
Section IV.F.1, and the procedures governing such redemption shall be those set forth in Section IV.F.1; PROVIDED, however, the Redemption Date shall not be more than 60 Business Days following the date of the GBS Payment Method Announcement. Such notice shall also state the GBS Net Proceeds.

                    (5) If the Corporation determines to redeem shares of GBS Stock pursuant to Section IV.E.6(b)(1)(b)(ii), the Corporation shall, not later than the 15th Trading Day following the date of the GBS Estimated Net Proceeds Announcement, cause notice to be sent in the form and manner set forth in Section IV.F.1, and the procedures governing such redemption shall be those set forth in Section IV.F.1; PROVIDED, however, the Redemption Date shall not be more than 60 Business Days following the date of the Estimated GBS Net Proceeds Announcement. The notice delivered hereunder shall also state
(a) the GBS Net Proceeds and (b) a date (the "selection date") not earlier than the 10th Trading Day and not later than the 20th Trading Day following the date of such notice on which shares of GBS Stock shall be selected for redemption and that the Corporation will not be required to register a transfer of any shares of GBS Stock for a period of ten (10) Trading Days next preceding the Selection Date.

                    (6) If the Corporation determines to exchange GBS Stock for GGD Stock pursuant to Section IV.E.6(b)(1)(c), the Corporation shall cause notice to be sent in the form and manner set forth in Section IV.F.1, and the procedures governing such exchange shall be those set forth in Section IV.F.1; PROVIDED, however, the Exchange Date shall not be more than 60 Business Days following the date of the GBS Payment Method Announcement. Such notice shall also state the GBS Net Proceeds.

                    (7) If the Corporation determines to exchange GBS Stock for GGD Stock pursuant to Section IV.E.6(c)(3), the Corporation shall cause notice to be sent not less than 30 nor more than 60 days in the form and manner set forth in Section IV.F.1, and the procedures governing such exchange shall be those set forth in Section IV.F.1.

              (e) SPECIAL MANDATORY PAYMENT PROVISIONS. For purposes of this
Section IV.E.6:

                    (1) "substantially all of the properties and assets allocated to Genzyme Biosurgery Division" shall mean a portion of the properties and assets allocated to Genzyme Biosurgery Division (A) that represents at least 80% of the then-current fair value (as determined by the Board of Directors) of, or (B) to which is attributable at least 80% of the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Corporation derived from, the properties and assets allocated to Genzyme Biosurgery Division;

                    (2) in the case of a Disposition of properties and assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions;

                    (3) in the event that at the time of any Disposition there are outstanding any Convertible Securities convertible into or exercisable for shares of GBS Stock that would give the holders rights to receive any dividend related to the Disposition upon exercise, conversion or otherwise, or would adjust as a result of such dividend to give the holder equivalent economic rights, then the shares of GBS Stock underlying such Convertible Securities will be taken into account for purposes of computing the GBS Allocation Ratio and determining the terms of any dividend payment on such shares;

                    (4) in the event that as a result of or in connection with a dividend payment pursuant to Section IV.E.6(b)(1)(a) there ceases to be any properties or assets attributed to Genzyme Biosurgery Division, then each outstanding share of GBS Stock shall immediately following such dividend payment be cancelled and all rights of a holder of a share of GBS Stock shall cease except for the right to such dividend payment; and

                    (5) there shall be added to any cash portion of a GBS Mandatory Payment paid to holders of GBS Stock, which cash comprised a portion of the GBS Net Proceeds, any interest earned by Genzyme Biosurgery Division or the Corporation on such cash from the date of the Disposition up to the record date of such GBS Mandatory Payment.

         7. DEFINITIONS. As used in this Section IV.E., the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires. Capitalized terms used but not defined in this Section IV.E.7 shall have the meanings given them in Section IV.F.7.

              (a) "Available GBS Dividend Amount," on any date, shall mean the greater of:

                    (1) the excess of

                         (a) the greater of (x) the fair value on such date of
the net assets of Genzyme Biosurgery Division and (y) an amount equal to $_________________ (division equity allocated to Genzyme Biosurgery Division at ____________, 2000), such dollar amount to be increased or decreased, as appropriate, to reflect, after ____________, 2000, (A) the Earnings Attributable to Genzyme Biosurgery Division, (B) any dividends or other distributions (including by reclassification or exchange) declared or paid with respect to, or repurchases or issuances of, any shares of GBS Stock or any other class of capital stock attributed to Genzyme Biosurgery Division, but excluding dividends or other distributions paid in shares of GBS Stock to the holders thereof or in shares of any other class of capital stock attributed to Genzyme Biosurgery Division to the holders thereof, and (C) any other adjustments to the stockholders' equity of Genzyme Biosurgery Division made in accordance with generally accepted accounting principles, over

                         (b) the sum of (x) the aggregate par value of all
outstanding shares of GBS Stock and any other class of capital stock attributed to Genzyme Biosurgery Division and (y) unless these Articles of Organization permit otherwise, the aggregate amount that would be needed to satisfy any preferential rights to which holders of all outstanding Preferred Stock attributed to Genzyme Biosurgery Division are entitled upon dissolution of the Corporation in excess of the aggregate par value of such Preferred Stock, PROVIDED that such excess shall be reduced by any amount necessary to enable Genzyme Biosurgery Division to pay its debts as they become due, and

                    (2) the amount legally available for the payment of dividends determined in accordance with Massachusetts law applied as if Genzyme Biosurgery Division were a separate corporation.

              (b) "Earnings Attributable" to Genzyme Biosurgery Division for any period shall mean the net income or loss of Genzyme Biosurgery Division for such period (or for the fiscal periods of the Corporation commencing prior to the GBS Effective Date and after _________, 2000, pro forma net income or loss of Genzyme Biosurgery Division as if the GBS Effective Date were ___________, 2000) determined in accordance with generally accepted accounting principles, with all income and expenses of the Corporation being allocated between Divisions in a reasonable and consistent manner in accordance with policies adopted by the Board of Directors; PROVIDED, HOWEVER, that as of the end of any fiscal quarter of the Corporation, any projected annual tax benefit attributable to any Division that cannot be utilized by such Division to offset or reduce its allocated tax liability may be allocated to any other Division without any compensating payment or allocation.

              (c) "GBS Allocation Ratio," as of any date, shall mean the fraction computed by dividing the GBS Shares Outstanding by the sum of the GBS Shares Outstanding plus the GBS Designated Shares.

              (d) "GBS Designated Shares" as of any date shall mean a number of shares of GBS Stock that, as of the GBS Effective Date, shall be ________________, which number shall be subject to adjustment as provided in the next sentence. The number of Genzyme Biosurgery Designated Shares shall from time to time be

                    (1) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the GBS Stock and dividends or distributions of shares of GBS Stock to holders of GBS Stock and other reclassifications of GBS Stock,

                    (2) decreased by (A) the number of any shares of GBS Stock issued by the Corporation, the proceeds of which are allocated to Genzyme General Division, (B) the number of any shares of GBS Stock issued upon the exercise or conversion of Convertible Securities attributed to Genzyme General Division, and (C) the number of any shares of GBS Stock issued by the Corporation as a dividend or distribution or by reclassification, exchange or otherwise to holders of GGD Stock, and

                    (3) increased by (A) the number of any outstanding shares of GBS Stock repurchased by the Corporation, the consideration for which was allocated to Genzyme General Division, (B) the number equal to the fair value (as determined by the Board of Directors) of assets or properties allocated to Genzyme General Division that are reallocated to Genzyme Biosurgery Division (other than GBS Reallocations that represent sales at fair value between such Divisions) divided by the Fair Market Value of one share of GBS Stock as of the date of such GBS Reallocation, (C) the number equal to (i) the aggregate Fair Market Value of any shares of GGD Stock issued to the limited partners of Genzyme Development Partners L.P. ("GDP") in connection with the Corporation's exercise on behalf of Genzyme Biosurgery Division of its purchase option to reacquire all of the limited partnership interests of GDP divided by (ii) the Fair Market Value of one share of GBS Stock as of the date of such exercise, and (D) the number equal to Fair Market Value of any shares of GBS Stock issued to Genzyme General Division in satisfaction of its refunding obligations under the Confirmation and Acknowledgement of Programmer Allocation, dated as of June 21, 1999, in connection with the transfer by the Genzyme Tissue Repair Division of its ownership interest in the Diacrin/Genzyme LLC to the Genzyme General Division.

PROVIDED, that the Corporation shall take no action which would have the effect of reducing the GBS Designated Shares to a number which is less than zero. Within 45 days after the end of each fiscal quarter of the Corporation, the Corporation shall prepare and file a statement of such change with the transfer agent for the GBS Stock and with the Clerk of the Corporation.

         (e) "GBS Effective Date" shall mean _________, 2000.

         (f) "GBS Net Proceeds" shall mean, as of any date, with respect to a Disposition of any of the properties and assets of Genzyme Biosurgery Division, a fraction of the proceeds from such disposition determined by multiplying the GBS Allocation Ratio by the gross proceeds of such Disposition after any adjustment to such gross proceeds resulting from payment of, or reasonable provision for, (a) any taxes payable by the Corporation in respect of either such Disposition or any mandatory exchange, redemption or dividend payment resulting from such Disposition (or that would have been payable but for the utilization of tax benefits attributable to any division or group of the Corporation other than Genzyme Biosurgery Division (a "Non-GBS Division")), (b) any transaction costs borne by a Non-GBS Division in connection with such Disposition, including, without limitation, any legal, investment banking and accounting fees and expenses borne by a Non-GBS Division in connection with such Disposition, (c) any liabilities and other obligations (contingent or otherwise) of Genzyme Biosurgery Division borne by a Non-GBS Division in connection with such Disposition, including, without limitation, any indemnity or guarantee obligations incurred by a Non-GBS Division in connection with the Disposition or any liabilities assumed by a Non-GBS Division for future purchase price adjustments, and (d) any preferential amounts, accumulated and unpaid dividends and other obligations in respect of any Preferred Stock attributed to Genzyme Biosurgery Division.

         (g) "GBS Shares Outstanding" as of any date shall mean the number of shares of GBS Stock then issued and outstanding.

         (h) "Genzyme Biosurgery Division" shall mean, at any time, the Corporation's interest in [(i) businesses, products, or development or research programs relating to (A) the prevention or treatment of tissue damage and (B) surgical devices, closures, instruments, biomaterials and biotherapeutics directed toward the cardiovascular, general and plastic surgery markets, which exist as of the GBS Effective Date (other than such businesses, products, or development or research programs allocated to Genzyme Development Partners, L.P. or that were allocated to the Genzyme Molecular Oncology or Genzyme General divisions immediately prior to the GBS Effective Date);] (ii) all assets and liabilities of the Corporation to the extent allocated to any such businesses, products, or development or research programs in accordance with generally accepted accounting principles consistently applied for all of the Corporation's business units; and (iii) such businesses, products, or development or research programs developed in, or acquired by the Corporation for, Genzyme Biosurgery Division on or after the GBS Effective Date, in each case as determined by the Board of Directors; PROVIDED, HOWEVER, that, from and after any Disposition or transfer to another Division of any business, product, development program, research project, assets or properties, Genzyme
Biosurgery Division shall no longer include the business, product, development program, research project, assets or properties so disposed of or transferred. Genzyme Biosurgery Division shall be represented by the GBS Stock.

           TERMS THAT WILL DEAL GENERALLY WITH GENZYME'S COMMON STOCK,
               INCLUDING GENZYME BIOSURGERY DIVISION COMMON STOCK

F.       GENERAL PROVISIONS REGARDING THE COMMON STOCK

         8. General Exchange and Redemption Provisions. In the event of any exchange or mandatory redemption or dividend pursuant to the provisions of these Articles of Organization, the following provisions shall apply:

              (a) Any notice delivered hereunder shall be sent by the Corporation to each record holder of shares of the Common Stock to be exchanged or redeemed or upon which will be made a dividend payment (the "Exchange Stock") and to the holders of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such Exchange Stock (unless alternate provision for such notice is made pursuant to the terms of such Convertible Securities).

              (b) With respect to an exchange or redemption, such notice shall state, to the extent and in the manner applicable, (1) the number of shares of Exchange Stock outstanding on the record date for such exchange or redemption and the number of such shares to be redeemed or exchanged, (2) the aggregate amount and form of consideration, including shares of Common Stock, other securities, cash or other property, that will be paid on the Exchange Date or Redemption Date upon the exchange or redemption of the shares of Exchange Stock, (3) the amount and form of such consideration to be received by such holder with respect to each share of the Exchange Stock held by such holder, including details as to the calculation thereof, (4) the Exchange Date or Redemption Date, (5) the place or places where certificates for shares of Exchange Stock, properly endorsed or assigned for transfer are to be surrendered for delivery of such consideration (unless the Corporation shall waive such requirement), (6), if applicable, a statement to the effect that, subject to Section IV.F.1(e) dividends on shares of Exchange Stock shall cease to be paid as of such Exchange Date or Redemption Date, (7) the number of shares of Exchange Stock into or for which outstanding Convertible Securities are convertible, exchangeable or exercisable as of the record date for such exchange or redemption and the conversion, exchange or exercise price thereof and (8) in the case of notice to holders of Convertible Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to receive its pro rata portion of the consideration, as applicable, upon redemption or exchange only if such holder properly converts, exchanges or exercises such Convertible Securities (unless the terms of a Convertible Security provide otherwise) on or prior to the Exchange Date or Redemption Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities if such holder thereafter converts, exchanges or exercises such Convertible Securities.

              (c) Any notice delivered under this Section IV.F.1 shall be sent by first-class mail, postage prepaid at such holder's address as the same appears on the stock transfer books of the Corporation. Neither the failure to mail such notice to any particular holder of shares of Exchange Stock nor any defect therein shall affect the sufficiency thereof with respect to any other holder of shares of Exchange Stock or the validity of any such exchange, redemption or dividend payment.

              (d) The Corporation shall not be required to issue or deliver fractional shares of any series of Common Stock, capital stock, securities or other property to any holder of shares of Exchange Stock upon any such exchange, redemption or dividend payment. If more than one share of Exchange Stock shall be held by the same holder of record, the Corporation shall aggregate the number of shares of any security that shall be issuable or any other property that shall be distributable to such holder upon any such exchange, redemption or dividend payment. If fractional shares of any security would be required to be issued or distributed to the holder of Exchange , the Corporation shall, if such fractional shares are not issued or distributed to such holder, either arrange for the disposition of such fraction by or on behalf of such holder or pay the Fair Market Value (without interest) of such fractional shares.

              (e) No adjustments in respect of dividends shall be made upon the exchange or redemption of any shares of Exchange Stock; provided, however, that if the Exchange Date shall be subsequent to the record date for determining holders of Exchange Stock entitled to the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Exchange Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the exchange or redemption of such shares.

              (f) With respect to an exchange or redemption, before any holder of shares of Exchange Stock shall be entitled to receive the consideration to be received by such holder with respect to the exchange or redemption of such shares of Exchange Stock, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of Exchange Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation will as soon as practicable after such surrender of certificates representing such shares of Exchange Stock deliver to the person for whose account such shares of Exchange Stock were so surrendered, or to the nominee or nominees of such person, the consideration to which such person shall be entitled as aforesaid, together with any fractional share payment contemplated by Section IV.F.1(d).

              (g) With respect to an exchange or redemption, from and after the Exchange Date, all rights of a holder of shares of Exchange Stock shall cease except for the right, upon surrender of the certificates representing such shares of Exchange Stock, to receive the consideration for which such shares were exchanged are redeemed, together with any fractional share payment contemplated by Section IV.F.1(d), and rights to dividends as provided in
Section IV.F.1(e). No holder of a certificate that immediately prior to the Exchange Date represented shares of Exchange Stock shall be entitled to receive any dividend or interest payment or other distribution with respect to the shares of any security or instrument for which the Exchange Stock was exchanged or redeemed until surrender of such holder's certificate for a certificate or certificates or instrument or instruments representing such security (unless the Corporation shall waive such requirement). Subject to applicable escheat and similar laws, upon such surrender, there shall be paid to the holder the amount of any dividend or interest payments or other distributions (without interest) which theretofore became payable with respect to a record date after the Exchange Date, but that were not paid by reason of the foregoing, with respect to the number of shares of the kind of securities represented by the certificate or certificates issued upon such surrender. From and after the Exchange Date, the Corporation shall, however, be entitled to treat the certificates for Exchange Stock that have not yet been surrendered for exchange or redemption as evidencing the ownership of the number of shares of the kind of securities for which the shares of Exchange Stock represented by such certificates shall have been exchanged or redeemed, notwithstanding the failure to surrender such certificates.

              (h) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any securities in exchange for or upon redemption of or dividend payment on shares of Exchange Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any such securities issued in exchange or upon redemption or as a dividend in a name other than that in which the shares of Exchange Stock so exchanged or redeemed or paid as a dividend upon were registered and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid or that no such tax is due.

              (i) After the Exchange Date, any share of Exchange Stock issued upon conversion or exercise of any Convertible Security shall, immediately upon issuance pursuant to such conversion or exercise and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Exchange Stock, be exchanged for the amount of cash, securities and/or other property thereof (together with any payments in lieu of fractional shares or dividends, if any) that a holder of such Convertible Security would have been entitled to receive pursuant to the terms of such Convertible Security had such terms provided that the conversion privilege in effect immediately prior to any exchange by the Corporation of any shares of Exchange Stock would be adjusted so that the holder of any such Convertible Security thereafter surrendered for conversion would be entitled to receive the amount of cash, securities and/or other property he or she would have owned immediately following such action had such Convertible Security been converted immediately prior to such exchange. The foregoing provisions shall not apply to the extent that equivalent adjustments are otherwise made pursuant to the provisions of such Convertible Security.

         9. Voting of Controlled Shares Shares of any series of Common Stock held by a corporation or other entity controlled by the Corporation (other than an employee benefit plan) shall be voted on any proposal requiring a vote of the holders of such series in the same proportion as votes are cast for or against such proposal by all other holders of such series.

         10. Discrimination Between Classes of Common Stock. Subject to the provisions of each series of Common Stock regarding the payment of dividends on such series of Common Stock, the Board of Directors may, in its sole discretion, declare and pay dividends exclusively on any series of Common Stock, or all series, in equal or unequal amounts, notwithstanding the amounts available for the payment of dividends on any series, the respective voting and liquidation rights of each series, the amounts of prior dividends declared on each series or any other factor.

         11. Adjustments Relative to Voting Rights and Liquidation. If at any time the Corporation shall in any manner subdivide (by stock split, reclassification or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of any series of Common Stock, or pay a dividend or make a distribution in shares of any series of

Common Stock to holders of such series, the per share voting rights and the liquidation units of each series of Common Stock other than the GGD Stock shall be appropriately adjusted so as to avoid dilution in the aggregate voting and liquidation rights of any series. The issuance by the Corporation of shares of any series of Common Stock (whether by a dividend or otherwise) to the holders of any other series of Common Stock shall not require adjustment pursuant to this paragraph.

         12. Rank. All series of Common Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of the Corporation's Preferred Stock that specifically provide that they shall rank prior to the Common Stock. Nothing herein shall preclude the Board from creating any series of Preferred Stock ranking on a parity with or prior to the Common Stock as to the payment of dividends or the distribution of assets.

         13. Fractional Shares. Any series of Common Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of such series of Common Stock.

         14. Definitions. As used in these Articles of Organization, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires:

              (a) "Business Day" shall mean each weekday other than any day on which any relevant series of common stock is not traded on any national securities exchange or the Nasdaq National Market or in the over-the-counter market.

              (b) The "Closing Price," with respect to any security, as of any given day, shall be (x) if such security is listed or admitted to trading on a national securities exchange, the closing price on the New York Stock Exchange Composite Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such composite tape shall not be in use or shall not report transactions in such shares, the last reported sales price regular way on the principal national securities exchange on which such shares are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of such series of stock has been traded during such consecutive trading days), or, if there is no such sale on any such day, the mean of the bid and asked prices on such day, or (y) if such shares are not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the mean of the closing bid and asked prices as reported by the Nasdaq National Market or a similar source selected from time to time by the Corporation for the purpose.

              (c) "Convertible Securities" shall mean any securities (including employee stock options) of the Corporation that are convertible into or evidence the right to purchase any shares of any series of Common Stock.

              (d) "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of any properties or assets, other than by pledge, hypothecation or grant of any security interest in such properties or assets.

              (e) "Exchange Date" shall mean, in respect of any exchange of any share of a series of Common Stock effected pursuant to these Articles of Organization, the date upon which such exchange becomes effective.

              (f) ("Fair Market Value" shall mean

                    (1) as to shares of any series of stock of the Corporation as of any date, the average of the daily Closing Prices for the 20 consecutive Trading Days commencing on the 30th Trading Day prior to such date, except that in the event such Closing Prices are unavailable, Fair Market Value shall be determined by the Board of Directors;

                    (2) in the case of securities other than securities of the Corporation, if such security of a class that has previously been publicly traded for a period of at least three months, the Market Value thereof or, in the case of a security that has not been publicly traded for at least such period, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors;

                    (3) in the case of property other than securities, the "Fair Market Value" as determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice.

                    (4) Any determination of Fair Market Value made under clauses 2 or 3 above shall be described in a statement filed with the records of the actions of the Board of Directors.

              (g) "Market Capitalization" of any series of Common stock on any date shall mean the product of (i) the Fair Market Value of one share of such series of Common Stock on such date and (ii) the number of shares of such series of Common Stock outstanding on such date.

              (h) "Market Value" as of any day of any security shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a trading day, and, if such day is not a trading day, on the trading day immediately preceding such day); or, in case no such reported sale takes place on such trading day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such trading day, in either case, on the New York Stock Exchange; or, if the shares of such class or series are not quoted on the New York Stock Exchange on such trading day, on the Nasdaq National Market; or, if the shares of such class or series are not quoted on the Nasdaq National Market on such trading day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such trading day as furnished by any New York Stock Exchange member firm selected from time to time by the corporation; or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such trading day (including, without limitation, because such securities are not publicly held), the market value as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors. Any determination of Fair Market Value made under the final clause of the preceding sentence shall be described in a statement filed with the records of the actions of the Board of Directors.

              (i) "Qualified Tax Counsel" shall mean tax counsel who may be regular outside counsel to the Corporation but shall not be an officer or employee of the Corporation or any of its affiliates.

              (j) "Redemption Date" shall mean, in respect of any redemption of any share of a series of Common Stock effected pursuant to these Articles of Organization, the date upon which such redemption becomes effective.

              (k) "Related Business Transaction" shall mean, with respect to the Disposition of all or substantially all the properties and assets attributed to a particular series of Common Stock, such Disposition in a transaction or series of related transactions that result in the Corporation receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which (i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (ii) is engaged primarily or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the division or group of the Corporation to which were attributed such properties and assets prior to such Disposition, as determined by the Board of Directors.

              (l) "Tax Event" shall mean, with respect to any series of Common Stock that it has become (or will become, as the context may require) more likely than not that for United States Federal income tax purposes (i) the Corporation or the holders of its stock are, or at any time in the future will be, subject to tax or other adverse tax consequences upon the issuance or receipt of shares of such series of Common Stock or by reason of the existence of such series of Common Stock or (ii) either such series of Common Stock or the GGD Stock is not, or at any time in the future will not be, treated solely as stock of the Corporation.

              (m) "Tax Law Change" shall mean (i) any enactment of, amendment to, or change in the laws of the United States or any political subdivision thereof (including any announced proposed change by an applicable legislative committee or the chair in such laws), (ii) any promulgation of, amendment to, or change in the regulations under the laws of the United States or any political subdivision or taxing authority thereof or therein (including any announced proposed change in or promulgation of regulations by an administrative agency) or (iii) any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations. For purposes of rendering an opinion as to a Tax Law Change, tax counsel shall assume that any legislative or administrative proposals will be adopted or enacted as proposed.

              (n) "Trading Day" shall mean each weekday other than any day on which the relevant series of Common Stock is not traded on any national securities exchange or listed on The Nasdaq Stock Market or in the over-the-counter market.

                                    EXHIBIT B

                                AFFILIATE LETTER

                                  March 6, 2000


Genzyme Corporation
One Kendall Square, 1400 Building
Cambridge, MA 02139

Ladies and Gentlemen:

         Pursuant to the Agreement and Plan of Merger dated as of March 6, 2000 (the "Merger Agreement") among Genzyme Corporation ("Genzyme"), a Massachusetts corporation, Seagull Merger Corporation ("Merger Sub"), a Massachusetts corporation and wholly-owned subsidiary of Genzyme, and Biomatrix, Inc. (the "Company"), a Delaware corporation, providing for the merger of the Company with and into Merger Sub (the "Merger"), the undersigned will receive shares of Genzyme Biosurgery Division Common Stock, $0.01 par value per share (the "GBS Shares") in exchange for the shares of common stock of the Company (the "Company Shares") owned by the undersigned. In connection with receipt of the GBS Shares pursuant to the Merger, the undersigned represents, warrants and agrees as follows:

         1. The undersigned has been advised that if the undersigned is an "affiliate" of the Company at the time the Merger Agreement was submitted for approval of the shareholders of the Company and a distribution by the undersigned of the GBS Shares has not been registered under the Securities Act of 1933, as amended (the "Act"), Rule 145 under the Act will restrict the undersigned's sales of GBS Shares received in the Merger. The undersigned will not sell or otherwise dispose of any GBS Shares, except pursuant to Rule
145(d) under the Act, an effective registration statement under the Act or an exemption from the registration requirements under the Act, provided that the undersigned may make bona fide gifts or distributions (including, if the undersigned is a partnership, to its partners) without consideration or transfers by operation of law, so long as any donee or transferee agrees not to sell, transfer or otherwise dispose of GBS Shares except as provided herein.

         2. Genzyme is under no obligation to register the sale, transfer or other disposition by the undersigned of the GBS Shares, or to take any action necessary in order to make an exemption from registration available.

         The undersigned understands that the certificates representing the GBS Shares will be placed on the "stop-transfer list" maintained by Genzyme's transfer agent; will remain so listed so long as the restrictions imposed on the GBS Shares under Paragraph number 1 above remain in effect; and there will be placed on the certificates representing such shares and any certificates delivered in substitution or exchange therefor, a legend stating in substance:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN AN AGREEMENT WITH THE ISSUER DATED MARCH 6, INCLUDING WITHOUT LIMITATION A RESTRICTION THAT THESE SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH RULE 145(D) UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE ACT. THE ISSUER

Genzyme Corporation
Page 2


WILL FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE.

         The undersigned has carefully read this letter, including the limitations upon the disposition of the GBS Shares received by the undersigned contained herein, and has obtained such advice regarding execution of this letter as the undersigned deemed necessary.

         This letter agreement is governed by the laws of the Commonwealth of Massachusetts without regard to its conflict of laws principles.

                                                     Very truly yours,



                                                     --------------------------
                                                     Name:
                                                     Address:

Accepted:

GENZYME CORPORATION



By:
   ---------------------
   Name:
   Title:

Dated: March 6, 2000